UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information required in Proxy Statement

Schedule 14A Information

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the Securities Exchange Act of 1934

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SRA INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SRA INTERNATIONAL, INC.

4300 FAIR LAKES COURT

FAIRFAX, VA 22033

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 28, 2010

The Annual Meeting of Stockholders of SRA International, Inc., or SRA, will be held at The Tower Club, 8000 Towers Crescent Drive, 17th Floor, Vienna, Virginia 22182 on Thursday, October 28, 2010 at 9:00 a.m., local time (the “Annual Meeting”), to consider and act upon the following matters:

1.	To elect ten nominees for Director for a one-year term;

2.	To approve the SRA International, Inc. 2010 Incentive Plan; and

3.	To ratify the selection by the Audit and Finance Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011.

Stockholders of record at the close of business on August 31, 2010 will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. This year we are again furnishing our proxy materials via the Internet. Providing our proxy materials to stockholders electronically allows us to “be green” by conserving natural resources and reducing our printing and mailing costs related to the distribution of the proxy materials. To assure your representation at the Annual Meeting, we urge you to vote via the Internet at www.proxyvote.com or by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials (the “Internet Notice”) that you received in the mail (described below) and that is also provided on that website, or, if you have requested a proxy card by mail, by signing, voting and returning your proxy card to SRA International, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For specific instructions on how to vote your shares, please review the instructions for each of these voting options that are detailed in your Internet Notice and in this Proxy Statement. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone.

In addition to their availability at www.proxyvote.com, this Proxy Statement and the company’s Annual Report on Form 10-K, or Form 10-K, are available for viewing, printing and downloading at www.sra.com/annual-report-2010/10k.html.

By Order of the Board of Directors,

Mark D. Schultz, Secretary

Fairfax, Virginia

September 17, 2010

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE YOUR PROXY AS INDICATED ABOVE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. PLEASE REVIEW THE INSTRUCTIONS FOR EACH OF YOUR VOTING OPTIONS DESCRIBED IN THIS PROXY STATEMENT AND THE NOTICE YOU RECEIVED IN THE MAIL.

SRA INTERNATIONAL, INC.

4300 FAIR LAKES COURT

FAIRFAX, VA 22033

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, OCTOBER 28, 2010

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SRA, for use at our Annual Meeting and at any adjournment or postponement of that meeting. All executed proxies will be voted in accordance with the stockholder’s instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying notice of meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to our Corporate Secretary or by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

On August 31, 2010, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 45,054,055 shares of class A common stock, $0.004 par value per share, and 12,850,736 shares of class B common stock, $0.004 par value per share, which constitutes all of our voting stock, and which we collectively refer to as the “common stock.” Holders of class A common stock are entitled to one vote per share and holders of class B common stock are entitled to ten votes per share. Holders of class A common stock and holders of class B common stock vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may otherwise be required by Delaware law.

Our Form 10-K for the year ended June 30, 2010, together with these proxy materials, are first being sent or given to stockholders, on or about September 17, 2010.

VOTES REQUIRED

Election of Directors. This proposal requires the affirmative vote of a plurality of the votes cast by stockholders entitled to vote on the matter. As the election of Directors is a non-routine matter under applicable rules, your broker or other nominee cannot vote without instructions from you. Therefore, although there may be broker non-votes on this proposal, only votes “for” or “withheld” are counted in determining whether a plurality has been cast in favor of a Director. Broker non-votes, if any, will not affect the outcome on the election of Directors.

Approval of the SRA International, Inc. 2010 Incentive Plan. Under applicable New York Stock Exchange, or NYSE, requirements, approval of the plan requires the affirmative vote of a majority of votes cast on this proposal; provided that the total votes cast on the proposal constitutes a majority of shares entitled to vote on the proposal. Abstentions in this case have the effect of being counted as a vote “against.” Broker non-votes can have the effect of being counted as a vote against if they result in the total number of votes cast not representing a majority of the shares entitled to vote on the proposal.

Ratification of Appointment of Deloitte & Touche LLP. This proposal requires the affirmative vote of the holders of a majority of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and voting thereon. For this vote, abstentions and broker non-votes will be disregarded and will have no impact on the vote.

The holders of shares of common stock representing a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

As permitted by the Securities and Exchange Commission, or SEC, on or about September 17, 2010, we will mail a Notice of Internet Availability of Proxy Materials, which we refer to as the Internet Notice, to our stockholders. Our Proxy Statement and Form 10-K are available at http://www.sra.com/investors/sec-filings.php. As described in the Internet Notice, any stockholder, at no cost to the stockholder, may request to receive proxy materials in printed form by mail or electronically by e-mail.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports and Notices of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Some banks, brokers and other nominee record holders with account holders who are our stockholders may be participating in the practice of “householding” our proxy materials and annual reports. This means that only one copy of our Internet Notice may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our Internet Notice or our proxy statement and Form 10-K to stockholders if you call or write us at the following address or phone number: SRA International, Inc., 4300 Fair Lakes Court, Fairfax, Virginia 22033, phone: (703) 803-1500, Attention: Mr. David Mutryn, Director of Investor Relations. If you want to receive separate copies of our Internet Notice or our Form 10-K and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us using the above address and phone number.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 31, 2010 by (i) each person or entity who is known by us to be the beneficial owner of more than 5% of the outstanding shares of class A common stock or class B common stock, (ii) each Director or nominee for Director, (iii) each of the executive officers named in the Summary Compensation Table section of this proxy statement, who we refer to in this proxy statement as the named executive officers, and (iv) all current Directors and executive officers as a group. Unless otherwise indicated, and subject to community property laws where applicable, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of common stock listed as owned by such person or entity. This table is based upon information supplied by officers, Directors and principal stockholders and Schedules 13D, 13F and 13G filed with the SEC. Applicable percentages are based on 45,054,055 shares outstanding of class A common stock and 12,850,736 shares outstanding of class B common stock on August 31, 2010, adjusted as required by rules promulgated by the SEC.

Unless otherwise indicated, the address of each person is c/o SRA International, Inc., 4300 Fair Lakes Court, Fairfax, VA 22033.

	Number of Shares Beneficially Owned (1)(2)		Class Owned (%)		Percentage of Total Voting Power
Name of Beneficial Owner	Class A Common Stock	Class B Common Stock	Class A Common Stock	Class B Common Stock
Timothy J. Atkin	81,292	—	*	—	*
John W. Barter	52,750	—	*	—	*
Joseph P. Burke	159,096	—	*	—	*
Larry R. Ellis	17,330	—	*	—	*
Miles R. Gilburne	65,645	—	*	—	*
W. Robert Grafton	4,644	—	*	—	*
William T. Keevan	11,906	—	*	—	*
Michael R. Klein	77,984	—	*	—	*
David H. Langstaff	114,750	—	*	—	*
Richard J. Nadeau	30,277	—	*	—	*
Jeffrey R. Rydant	28,081	—	*	—	*
Stanton D. Sloane	270,483	—	*	—	*
Ernst Volgenau (3)	113,303	12,050,736	*	93.8%	69.5%
Gail R. Wilensky	47,544	—	*	—	*
All Directors and executive officers as a group (14 persons above) (4)	1,076,595	12,050,736	2.4%	93.8%	69.8%
William K. Brehm (5)	209,792	800,000	*	6.2%	4.7%
Artisan Partners Limited Partnership (6) 875 East Wisconsin Avenue, Suite 800 Milwaukee, WI 53202	2,247,800	—	5.0%	—	1.3%
BlackRock, Inc. (12) 40 East 52nd Street New York, NY 10022	2,916,994	—	6.5%	—	1.7%
Columbia Wanger Asset Management, L.P. (11) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	2,641,000	—	5.9%	—	1.5%
EARNEST Partners, LLC (8) 1180 Peachtree Street NE, Suite 2300, Atlanta, GA 30309	2,603,006	—	5.8%	—	1.5%

	Number of Shares Beneficially Owned (1)(2)		Class Owned (%)		Percentage of Total Voting Power
Name of Beneficial Owner	Class A Common Stock	Class B Common Stock	Class A Common Stock	Class B Common Stock
Janus Capital Management, LLC (9) 151 Detroit Street Denver, CO 80206	3,735,964	—	8.3%	—	2.2%
Perkins Investment Management LLC 311 S. Wacker Drive, Suite 6000 Chicago, IL 60606 (7)	4,060,552	—	9.0%	—	2.3%
Royce & Associates, LLC (10) 745 Fifth Avenue New York, NY 10151	5,503,500	—	12.2%	—	3.2%

*	Less than 1%.
(1)	The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after August 31, 2010 through the exercise of any stock option or other right.
(2)	Includes the following number of shares of class A common stock issuable upon exercise of options: Timothy J. Atkin, 48,017; John W. Barter, 46,890; William K. Brehm, 8,134; Joseph P. Burke, 93,919; Larry R. Ellis, 6,257; Miles R. Gilburne, 44,190; William T. Keevan, 4,360; Michael R. Klein, 65,710; David H. Langstaff, 104,190; Richard J. Nadeau, 14,025; Jeffrey R. Rydant, 6,387; Stanton D. Sloane, 165,525; and Gail R. Wilensky, 40,774.
(3)	Includes 1,634,905 shares of class B common stock held by a grantor retained annuity trust, of which Dr. Volgenau’s wife is the trustee.
(4)	Includes 640,244 shares of class A common stock issuable upon exercise of options and includes 1,634,905 shares of class B common stock held in the grantor retained annuity trust as described in the notes above.
(5)	Includes 200,000 shares of class A common stock held by Mr. Brehm’s spouse.
(6)	As disclosed in its Schedule 13G/A filed with the SEC on February 11, 2010.
(7)	As disclosed in its Schedule 13F filed with the SEC on August 13, 2010.
(8)	As disclosed in its Schedule 13G/A filed with the SEC on February 9, 2010.
(9)	As disclosed in its Schedule 13G/A filed with the SEC on February 16, 2010.
(10)	As disclosed in its Schedule 13G/A filed with the SEC on January 26, 2010.
(11)	As disclosed in its Schedule 13G filed with the SEC on February 1, 2010.
(12)	As disclosed in its Schedule 13G filed with the SEC on January 29, 2010.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our Directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended June 30, 2010, all Section 16(a) filing requirements applicable to our officers, Directors and greater than ten percent beneficial owners were complied with.

PROPOSAL 1: ELECTION OF DIRECTORS

General

In October 2009, the company’s stockholders approved the Board of Directors’ proposal to amend the Certificate of Incorporation and declassify the Board of Directors and provide for the annual election of all Directors. The company’s Certificate of Incorporation also provides that the Board will consist of not less than three Directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining Directors. The Board of Directors presently has ten Directors, whose terms expire at the 2010 annual meeting of stockholders and are being nominated for election to a one-year term to serve until the 2011 annual meeting of stockholders or until their earlier death, resignation, or removal. Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of Directors. The nominees receiving the highest number of affirmative votes will be elected. All of the nominee have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors.

There are no family relationships between or among any of our Directors, executive officers or persons nominated or chosen to become a Director or executive officer.

DIRECTOR NOMINEES

Set forth below, for each Director nominee, are name, age as of August 31, 2010, positions with SRA, principal occupation and business experience during the past five or more years, and the year of the commencement of his or her term as a Director of SRA and qualification to serve on the Board:

JOHN W. BARTER is 63 years old and has served on our Board of Directors since April 2003. From 1988 to 1994, he was senior vice president and chief financial officer of AlliedSignal, Inc., now known as Honeywell International, Inc., an advanced technology and manufacturing company. From October 1994 until his retirement in December 1997, Mr. Barter was executive vice president of AlliedSignal, Inc. and president of AlliedSignal Automotive. After retiring from AlliedSignal, Inc., Mr. Barter served from January 2000 to May 2001 as chief financial officer of Kestrel Solutions, Inc., a privately-owned early stage company established to develop and bring to market a new product in the telecommunications industry. Kestrel filed a voluntary petition for bankruptcy protection in October 2002. Mr. Barter serves on the board of Directors of Genpact Limited, a global business process outsourcing company and Dice Holdings, Inc., a global online job posting firm. Mr. Barter previously served as a Director of BMC Software, Inc. until August 2007, SSA Global Technologies, Inc. until May 2006 and Bottomline Technologies, Inc. until December 2005.

Our Board of Directors believes that Mr. Barter is qualified to serve on our Board of Directors because he has over 37 years of experience in accounting, financial reporting and financial management. Mr. Barter also brings financial knowledge to our Audit and Finance Committee and is an “audit committee financial expert” as defined in SEC rules.

LARRY R. ELLIS is 64 years old and has served on our Board of Directors since September 2006. General Ellis served in the Army for over 35 years, holding positions of increasing responsibility before retiring as Commanding General of the United States Army Forces Command in July 2004. He joined the board of directors of Point Blank Solutions in December 2004, serving as President and Chief Executive Officer, or CEO, through April 2009. Larry Ellis serves on the board of directors of the Armed Forces Benefit Association, the Board of Regents for Morgan State University and the Board of Regents of the University System of Georgia.

Our Board of Directors believes that Mr. Ellis is qualified to serve on our Board of Directors and our Governance Committee because he has over 35 years of leadership experience in various high ranking positions in the United States Army. General Ellis also provides special insight and perspectives that the Board views as important to SRA especially in the area of national security and defense.

MILES R. GILBURNE is 59 years old and has served on our Board of Directors since December 2003. Mr. Gilburne serves as a managing member of ZG Ventures, LLC, a venture capital firm. Mr. Gilburne served as senior vice president of corporate development for America Online, Inc., or AOL, from 1994 until December 1999. In 1999, he was elected to the board of directors of AOL and continued to serve on the board of Time Warner, Inc. until stepping down in May 2006. He is Chairman of the Board of Brainscope, Inc., a medical device company and co-chairman of the board of ePals, Inc., a private global online learning company. He also serves on the board of directors of the Foundation for the National Institutes of Health, The Shakespeare Theatre Company, a private theatrical production company, SnagFilms, a private online documentary film distribution company, ClearSpring Technologies, Inc., a private Web 2.0 software company and iSkoot, a private communications technology company.

Our Board of Directors believes that Mr. Gilburne’s qualifications to serve on our Board of Directors and our Compensation and Personnel Committee include his experience in corporate finance, auditing, financial reporting and financial management as well as practicing law, including representing public companies in mergers and acquisitions. Mr. Gilburne also brings financial knowledge to our Audit and Finance Committee, as he is financially literate.

W. ROBERT GRAFTON is 69 years old and has served on our Board of Directors since March 2010. Mr. Grafton is a retired certified public accountant. He retired from Andersen Worldwide S.C. in 2000. Andersen Worldwide provided global professional auditing and consulting services through its two service entities, Arthur Andersen and Andersen Consulting. Mr. Grafton joined Arthur Andersen in 1963 and was elected a member of the Board of Partners of Andersen Worldwide in 1991. Mr. Grafton was elected Chairman of the Board of Partners in 1994 and served as Managing Partner–Chief Executive from 1997 through 2000. Mr. Grafton serves on the board of directors of Carmax Inc., a publicly traded company listed on the NYSE, where he also serves as Chairman of the Audit Committee. He also serves on the Board of DiamondRock Hospitality Company, Inc., a public company where he serves at the lead director and Chair of the Audit and Finance Committee.

Our Board of Directors believes that Mr. Grafton’s qualifications to serve on our Board of Directors and Compensation and Personnel Committee include his extensive global experience in public accounting and over 35 years of experience in operational and financial management. Mr. Grafton also brings financial knowledge to our Audit and Finance Committee and is an “audit committee financial expert” as defined in SEC rules.

WILLIAM T. KEEVAN is 63 years old and was elected to the SRA Board in 2008. He has more than 40 years of financial statement auditing, consulting, internal investigation, litigation support, regulatory compliance and corporate governance experience. He was with Arthur Andersen LLP for 28 years, 20 years (from 1982-2002) as a partner in a number of senior management positions. From June 2002 to December 2006, Mr. Keevan was a Senior Managing Director with Navigant Consulting Inc., a specialty consulting firm, and the leader of the firm’s Government Contractor Services practice. In December 2006, Mr. Keevan joined Kroll Inc., a leading international risk consulting firm, where he was a Senior Managing Director and the U.S. leader of the firm’s Complex Accounting, Disputes and Regulatory Compliance Services practice. In September 2010, subsequent to the sale of Kroll Inc. by Marsh & McLennan, Mr. Keevan became an independent consultant and Senior Advisor to Chess Consulting LLC, the successor to the practice he led at Kroll. Early in his career Mr. Keevan spent five years in private industry in various financial management positions involving SEC reporting, financial analysis, cost accounting and merger and acquisition due diligence. He has been recognized in multiple forums as an expert witness on financial accounting, cost accounting, auditing and regulatory compliance matters. His clients have included companies in a wide range of industries, many of them doing substantial business with the U.S. and foreign governments and therefore subject to unique business and regulatory risks. He is a CPA and is licensed to practice in Virginia, Maryland and the District of Columbia. He is a registered CPA in Illinois. He is a member of a number of professional accounting and business organizations and an associate member of the American Bar Association where he has served as a Vice Chair of several committees of that organization’s Public Contract Section. Mr. Keevan is also a director of DeVry Inc., where he serves as Chairman of the Audit Committee and as a member of the Compensation Committee.

Our Board of Directors believes that Mr. Keevan’s qualifications to serve on our Board of Directors and Governance Committee include his over 40 years of experience in financial statement auditing, consulting, internal investigation, litigation support, regulatory compliance and corporate governance. Mr. Keevan also brings financial knowledge to our Audit and Finance Committee and is an “audit committee financial expert” as defined in SEC rules.

MICHAEL R. KLEIN, 68 years old, has served on our Board of Directors since December 1998. Mr. Klein co-founded and currently serves as Chairman of the Board of Directors of CoStar Group, Inc., (NASDAQ—CSGP) a provider of commercial real estate information and related software, and serves as Vice Chairman of Tutor Perini Corporation (NYSE—TPC), a civil engineering and building construction company. He is also the Chairman of the Board and CEO of The Sunlight Foundation, a non-profit organization devoted to increasing the transparency of Congress and those who seek to influence it, which he co- founded in 2005 and of The Shakespeare Theatre Company, a non-profit performing arts organization. He was a partner of the law firm now known as Wilmer Cutler Pickering Hale and Dorr LLP from 1974 through 2005.

Our Board of Directors believes that Mr. Klein’s qualifications to serve on our Board of Directors, including his experience and demonstrated leadership abilities and business judgment, shaped during more than three decades practicing law, provide an important leadership element to our Board and our Governance Committee.

DAVID H. LANGSTAFF is 56 years old and has served on our Board of Directors since February 2004. Since December 2009, Mr. Langstaff has served as Chairman of TASC, Inc. and previously served as chief executive officer and co-chairman of The Olive Group, a global integrated security company, from August 2006 through December 2007. From September 2004 to June 2005, Mr. Langstaff was a part-time employee of SRA, assisting the Board on strategic matters. He was the president, chief executive officer, and Director of Veridian Corporation, an advanced technology company, since its formation in 1997 until its sale in August 2003, and served as chief financial officer, chief operating officer and chief executive officer of predecessor companies since 1984. Mr. Langstaff serves as a senior seminar moderator with the Aspen Institute, a global forum which brings together leaders from industry, government and various organizations, and on the board of directors of QinetiQ Group, PLC, The Potomac School, Pestalozzi US Children’s Charity and other non-profit organizations, and is Trustee of the Committee for Economic Development.

Our Board of Directors believes that Mr. Langstaff’s qualifications to serve on our Board of Directors include his demonstrated leadership abilities and business judgment, shaped during numerous years of executive management and various board and nonprofit work. Mr. Langstaff provides an important leadership element to our Board and our Compensation and Personnel Committee.

STANTON D. SLOANE is 60 years old and has served on our Board of Directors since August 2007. Dr. Sloane was appointed our President and Chief Executive Officer in April 2007. Prior to joining SRA, Dr. Sloane was Executive Vice President of Lockheed Martin’s Integrated Systems & Solutions from June 2004 until April 2007. Dr. Sloane began his career with General Electric Aerospace in 1984 and progressed through engineering, program management, and business development assignments in a variety of GE Aerospace and subsequently Lockheed Martin businesses. He also served as an officer in the U.S. Navy from 1976 until 1981. Dr. Sloane also serves on several non-profit board of Directors including Professional Service Corporation and Tech America.

Our Board of Directors believes that Dr. Sloane’s qualifications to serve on our Board of Directors include his extensive experience in our industry and in-depth knowledge of our company gained by serving as our Chief Executive Officer provide valuable insights for our Board. In addition, our Board believes that the company’s Chief Executive Officer should serve on the Board of Directors to help communicate the Board’s priorities to management.

ERNST VOLGENAU, our founder, is 76 years old and has served as the Chairman of our Board of Directors since October 2003. Dr. Volgenau led us as President or Chief Executive Officer from our founding in 1978 until January 2005. From 1976 to 1978, he served as the Director of Inspection and Enforcement for the U.S. Nuclear Regulatory Commission. Dr. Volgenau retired from active duty with the U.S. Air Force with the rank of Colonel in 1976. His military service included positions in the Office of the Corporate Secretary of Defense, as Director of Data Automation for the Air Force Logistics Command, and various assignments involving aerospace research and development.

Our Board of Directors believes that Dr. Volgenau’s qualifications to serve on our Board of Directors include his extensive experience in our industry as the founder of SRA and his in-depth knowledge of all company activity gained by serving as our Chairman of the Board.

GAIL R. WILENSKY Ph.D., is an economist and a senior fellow at Project HOPE. Her primary areas of expertise involve the policies and politics of health care reform, particularly Medicare and changes in the health care environment. A secondary area of expertise involves military health care. Dr. Wilensky was President of the Defense Health Board from 2008-2009, was a member of the 2007 President’s Commission on the Care of Returning Wounded Warriors (Dole Shalala). From 2006-2007, she co-chaired the DoD Task Force on the Future of Military Health Care. From 2001-2003, she co-chaired the President’s Task Force to improve Health care Delivery for Our Nation’s Veteran’s. From 1997 to 2001, she chaired the Medicare Payment Advisory Commission (MedPAC). She also served as deputy assistant for policy development to President George H.W. Bush, advising him on health and welfare issues. Prior to this, she served as the administrator of the Health Care Financing Administration, overseeing the Medicare and Medicaid programs.

Dr. Wilensky is an elected member of the Institute of Medicine and serves as a trustee of the Combined Benefits Fund of the United Mine Workers, the National Opinion Research Center and the Uniformed Services University. She is a former chair of the board of Directors of Academy Health, a former trustee of the American Heart Association and a former commissioner on the World Health Organization’s Commission on the Social Determinants of Health. She is currently serving as a Director of Cephalon, Inc., United Health Group, Inc. and Quest Diagnostics, Inc. She previously served as a Director of Gentiva Health Services, Inc. until May 2009. Dr. Wilensky received a bachelor’s degree in psychology and a Ph.D. in economics from the University of Michigan.

Our Board of Directors believes that Dr. Wilensky’s qualifications to serve on our Board of Directors include her extensive experience in the healthcare industry, which brings perspectives beneficial to the Board, as well her advisor and administrative roles providing an important leadership element to our Board and our Compensation and Personnel Committee.

Required Vote

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the nominees for Director.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

Our Board of Directors has long believed that good corporate governance is important to ensure that SRA is managed for the long-term benefit of stockholders. Over the past several years, our Board of Directors has reviewed its governance practices in light of the Sarbanes-Oxley Act of 2002, SEC rules and regulations and the listing standards of the NYSE. This section describes key corporate governance guidelines and practices that SRA has adopted. Complete copies of the governance policies, committee charters and codes of conduct described below are available on our website at www.sra.com/investors/corporate-governance. Alternatively, you can request a copy of any of these documents by writing to SRA International, Inc., 4300 Fair Lakes Court, Fairfax, VA 22033, Attention: Corporate Secretary.

Governance Policies of the Board of Directors

The Board has adopted governance policies to assist in the exercise of its duties and responsibilities and to serve the best interests of SRA and its stockholders. These policies, which provide a framework for the conduct of the Board’s business, provide that:

•	the principal responsibility of the Directors is to oversee the management of our company;

•	a majority of the members of the Board shall be independent Directors;

•	the non-management Directors shall meet regularly in executive session;

•	Directors have full and free access to officers and employees and, as necessary and appropriate, independent advisors;

•	new Directors participate in an orientation program and all Directors are expected to participate in continuing Director education on an ongoing basis; and

•	at least annually, the Board and its Committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under NYSE rules, a Director of SRA will only qualify as “independent” if our Board of Directors affirmatively determines that he or she has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a material relationship with our company. The Board of Directors has additional guidelines, as part of our Governance Policies, which are posted on our website at www.sra.com/investors/corporate-governance/governance-policies.php, to assist it in determining whether a Director has a material relationship. Under these guidelines, a Director is considered to have a material relationship with us if he or she is not independent under Section 303A.02(b) of the NYSE Listed Company Manual or he or she:

•

is an executive officer of another company that does business with us and the annual sales to, or purchases from, us account for more than $1 million or two percent, whichever is greater, of the annual consolidated gross revenues of the company that he or she serves as an executive officer;

•

is an executive officer of another company which is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is more than one percent of the total consolidated assets of the company that he or she serves as an executive officer; or

•

serves as an officer, Director or trustee of a charitable organization and our discretionary charitable contributions to the organization are more than the greater of $1 million or two percent of that organization’s total annual charitable receipts.

Ownership of a significant amount of our stock, by itself, does not constitute a material relationship that would disqualify a Director from being independent.

For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists is made by the other members of the Board of Directors who are independent.

Our Board of Directors has determined that none of John W. Barter, Larry R. Ellis, Miles R. Gilburne, W. Robert Grafton, William T. Keevan, Michael R. Klein, David H. Langstaff or Gail R. Wilensky has a material relationship with SRA and that each of these Directors is “independent” as determined under Section 303A.02(b)

of the NYSE Listed Company Manual. Stanton D. Sloane, our President and Chief Executive Officer, and Ernst Volgenau, our founder and the Chairman of our Board of Directors, are not independent Directors by virtue of their current status as executive officers of our company. Edmund P. Giambastiani. Jr., who served as a Director during fiscal 2010, was determined to be an independent Director by virtue of his status as a non-employee of the company. Mr. Giambastiani resigned from the Board of Directors effective July 28, 2010.

Board Meetings and Attendance

The Board met eight times during fiscal 2010, consisting of eight in-person meetings. During fiscal 2010, each Director attended at least 85% of the aggregate of the meetings of the Board and the Committees on which the Director then served, during the periods in which the Director so served. Consistent with the requirements of the Board’s governance policies, the Board met in executive session without the presence of management, following the conclusion of each regularly scheduled Board meeting. These meetings were chaired by Mr. Klein, who served as Lead Director during fiscal 2010.

Director Attendance at Annual Meeting of Stockholders

The governance policies of the Board provide that Directors are responsible for attending the Annual Meeting of stockholders. Eight of our current ten Directors attended the 2009 Annual Meeting of Stockholders on October 28, 2009.

Board Committees

The Board of Directors has established three standing Committees—Audit and Finance, Compensation and Personnel, and Governance—each of which operates under a charter that has been approved by the Board of Directors. Current copies of each Committee’s charter are posted on our website, www.sra.com/investors/corporate-governance/.

The Board of Directors has determined that each member of the Audit and Finance, Compensation and Personnel and Governance Committees are independent as defined under the rules of the NYSE, and in the case of all members of the Audit and Finance Committee, under the additional independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit and Finance Committee

The Audit and Finance Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal controls over financial reporting, disclosure controls and procedures and code of business ethics and conduct;

•	overseeing our internal audit function;

•	overseeing our risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules.

The members of the Audit and Finance Committee are Messrs. Barter (Chairman), Gilburne, Grafton and Keevan. The Board of Directors has determined that Messrs. Barter, Grafton and Keevan are “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K. The Audit and Finance Committee met seven times during fiscal 2010.

Compensation and Personnel Committee

The Compensation and Personnel Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO, or CEO compensation;

•	determining the CEO’s compensation, based on the CEO’s performance in light of the corporate goals and objectives;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our compensation (including base salary, cash incentive and equity) plans; and

•	reviewing with management the Compensation Discussion and Analysis and recommending whether to include it in this proxy statement and other filings.

The members of the Compensation Committee are Mr. Langstaff (Chairman), Mr. Grafton, Mr. Gilburne, and Dr. Wilensky. The Compensation Committee is authorized to delegate its authority to approve stock option grants and other equity awards to our executive officers. It has granted limited authority to the Chairman of our Board of Directors and our CEO to make equity grants to employees other than executive officers, subject to an annual grant limit of 20,000 shares of class A common stock exercisable under granted options and 5,000 restricted shares of class A common stock per individual and 100,000 shares of class A common stock exercisable under granted options and 25,000 restricted shares of class A common stock in the aggregate. The Compensation Committee met seven times during fiscal 2010.

F. W. Cook & Co., Inc., or FWC, a compensation consultant, is the Compensation and Personnel Committee’s compensation consultant. On February 1, 2010, the Compensation and Personnel Committee retained FWC to assist it in evaluating the compensation and related matters. Please read the “Compensation Discussion and Analysis” included in this Proxy Statement for additional information on the role of FWC in the compensation review process.

The process, policies and specific determinations of the Compensation and Personnel Committee with respect to compensation of our named executive officers and Directors for fiscal 2010 are described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Governance Committee

The Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as Directors;

•	reviewing and making recommendations to the Board with respect to management succession planning, including our CEO;

•	developing and recommending to the Board governance policies;

•	reviewing and making recommendations to the Board with respect to Director compensation; and

•	overseeing an annual evaluation of the Board and each Board committee, which process is managed by our Lead Director.

The processes and procedures followed by the Governance Committee in identifying and evaluating Director candidates are described below under the heading “Director Candidates.”

The members of the Governance Committee are Messrs. Klein (Chairman) and Keevan and General Ellis. The Governance Committee did not meet in person during fiscal 2010. The Governance Committee performed its duties via unanimous written consent.

Director Candidates

The process followed by the Governance Committee to identify and evaluate Director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Governance Committee and the Board. The Governance Committee may retain the services of an executive search firm to help identify and evaluate potential Director candidates.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended Director nominees, the Governance Committee will apply the criteria set forth in our governance policies. These criteria include the candidate’s integrity, business acumen, commitment to understand our business and industry, experience, geographic, gender, age and ethic diversity, conflicts of interest, and the ability to act in the interests of all stockholders. The Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our Directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Governance Committee for consideration as potential Director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to SRA International, Inc., 4300 Fair Lakes Court, Fairfax, VA 22033, Attention: Corporate Secretary, and they will be forwarded to the Governance Committee members for consideration. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a Director if elected. Assuming that appropriate biographical and background material has been provided on a timely basis, the Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our bylaws to directly nominate Director candidates, without any action or recommendation on the part of the Governance Committee or the Board, by following the procedures set forth under “Stockholder Proposals for 2010 Annual Meeting” on page 51 of this proxy statement.

Board Leadership Structure and Role in Risk Management

Our current structure has a separate CEO and Chairman of the Board of Directors. Our Board of Directors does not have a policy regarding the separation of the roles of CEO and Chairman of the Board. The Board believes it is in the best interests of the company to make that determination in a manner that it believes best provides appropriate leadership for the company at the time, based on the circumstances and direction of the company and the membership of the Board. Dr. Stanton D. Sloane is our President and CEO and is responsible for setting our strategic direction and for day-to-day leadership and performance of our company. Ernst Volgenau serves as the Chairman of the Board. Our Chairman of the Board provides input to the CEO, sets the agenda for Board meetings, and presides over meetings of the full Board of Directors as well as presides over certain executive sessions of the Board of Directors. The Board of Directors believes this is the most appropriate structure for the company at this time, as it permits the President and CEO to focus his attention on managing our day-to-day business and enhances the ability of the Board of Directors to provide oversight of the company’s management and affairs.

Our Board of Directors has a policy that in the event that the Chairman of the Board is not an independent Director, the Governance Committee will nominate an independent Director to serve as “Lead Director,” who will be approved by a majority of the independent Directors. The Lead Director is responsible for presiding over certain executive sessions of the Board of Directors. During fiscal 2010, Mr. Klein served as Lead Director.

The company has an enterprise risk management program that engages the company’s management and the Board of Directors. The entire Board of Directors discusses major risks, meeting with appropriate management in executive sessions. The entire Board of Directors is regularly involved and informed through committee reports about such risks. The Audit and Finance Committee is responsible for overseeing risks relating to our financial, legal compliance and internal audit. The Compensation and Personnel Committee is responsible for overseeing risks relating to our compensation practices, policies and programs. The Governance Committee is responsible for overseeing risks associated with the independence of the Board of Directors and potential conflicts of interest.

Stockholder Communications with Directors

The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. The Chairman of the Board (if an independent Director), or the Lead Director (if one is appointed), or otherwise the Chairman of the Governance Committee, with the assistance of our Corporate Secretary, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other Directors as he or she considers appropriate. The Chairman of the Board (if an independent Director), or the Lead Director (if one is appointed) also serves as the presiding Director at all executive sessions of the non-management Directors. As the Lead Director during fiscal 2010, Mr. Klein performed these responsibilities.

Communications are forwarded to all Directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board or the Lead Director considers to be important for the Directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors c/o Mr. Michael R. Klein, Lead Director, SRA International, Inc., 4300 Fair Lakes Court, Fairfax, VA 22033.

Codes of Ethics

The Board has adopted a code of business ethics and conduct that applies to all of our employees, officers and Directors. This code is posted on our website at www.sra.com/investors/corporate-governance/code-business-ethics-conduct.php and available upon request of any stockholder by writing to the Corporate Secretary. The code requires employees, officers and Directors to report any suspected violations of the code to the appropriate company officials, or they may anonymously report any suspected violations to our business ethics and procurement fraud hotline, which is hosted by an independent third party who will forward such information to the appropriate company officials.

We have also adopted a code of ethics for principal financial officers that addresses some of the same issues as the code of business ethics and conduct, but establishes specific standards related to financial controls and financial reporting, and applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our principal financial officers are expected to adhere to both the code of business ethics and conduct and the code of ethics for principal financial officers. We have posted a current copy of the code of ethics for principal financial officers on our website at http://www.sra.com/investors/corporate-governance/code-ethics-principal-financial-officers.php.

We intend to post on our website all disclosures that are required by law or NYSE stock market listing standards concerning any amendments to, or waivers from, any provision of the codes.

DIRECTOR COMPENSATION

Fiscal 2010 Director Compensation

Pursuant to our compensation plan for non-employee Directors, we paid each non-employee Director an annual retainer of $35,000 per year, payable quarterly, plus $2,000 for each Board meeting attended, $2,000 for each Committee meeting attended in person, and $1,000 for each teleconference Committee meeting attended. The Audit and Finance Committee chair was paid an additional annual retainer of $20,000, payable quarterly, and all other Committee chairs were paid an additional annual retainer of $10,000, payable quarterly. Beginning fiscal 2010, meeting fees were paid for all Committee meetings, including if held in conjunction with, or immediately prior to or after Board meetings.

Non-employee Directors may elect to receive shares of class A common stock in lieu of their cash retainer. All shares delivered pursuant to such an election are granted quarterly under our then-existing stock incentive plan on the third business day following each quarterly issuance of our earnings and are vested in full upon grant. The number of shares granted is determined using the closing trading price of our class A common stock as reported on the NYSE on the grant date. The Board has adopted stock ownership guidelines to better align the interests of non-employee Directors with the interests of shareholders. These guidelines encourage that all non-employee Directors own shares of SRA common stock equal to $100,000 by June 30, 2012 or within five years of their appointment of the Board, if later, and to maintain such $100,000 ownership level of our stock until six months after their service on the Board terminates for any reason.

Non-employee Directors also received a one-time equity grant with an estimated value, determined in accordance with Financial Accounting Statements Board Accounting Standards Codification topic 718, or ASC 718, of $150,000 upon their appointment or election to the Board. Each continuing non-employee Director who has served for at least thirty months receives an annual equity grant with an estimated value, determined in accordance with ASC 718, of $50,000. Annual equity grants are generally made on the third business day following the issuance of our earnings release for our annual financial results.

Each equity grant described above consists in part of nonqualified stock options and in part of restricted stock, in each case with respect to class A common stock. The allocation of each equity grant between stock options and restricted stock is made so that the estimated value attributable to both components is equal. The estimated value is determined on the grant date in accordance with ASC 718 and with our practices and methodologies then in effect. The equity grants are made under our then-existing stock incentive plan and vest in equal 25% increments over four years. The exercise price for stock options granted is the closing trading price on the NYSE of our class A common stock on the date of grant.

The following table sets forth information regarding the compensation of all of our Directors that served during fiscal 2010. Dr. Sloane, who serves as President and CEO and as a Director, and Dr. Volgenau, who serves as Chairman of the Board and an employee of the company, are not listed and were not separately compensated for their services as Directors. The compensation for each of Drs. Sloane and Volgenau are fully reflected in the Summary Compensation Table included in this proxy statement.

Director Compensation Table

Non-Employee Director	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Total ($)
John W. Barter (3)	$83,000	$25,100	$24,978	$133,078
Larry R. Ellis (4)	53,037	25,100	24,978	103,115
Edmund P. Giambastiani, Jr. (5)	62,000	—	—	62,000
Miles R. Gilburne (6)	65,042	25,100	24,978	115,120
W. Robert Grafton (7)	17,755	75,106	75,028	167,889
William T. Keevan (8)	65,037	—	—	65,037
Michael R. Klein (9)	66,056	25,100	24,978	116,134
David H. Langstaff (10)	77,000	25,100	24,978	127,078
Gail Wilensky (11)	64,036	25,100	24,978	114,114

(1)	Represents the aggregate dollar amount of fees paid for services as a Director during fiscal 2010, including annual retainer fees and Committee Chairman fees. Directors may elect to receive class A common stock in lieu of cash for annual retainer and Committee Chairman fees. The number of shares is determined on the third business day following each quarterly issuance of our earnings based on the closing market price for a share on that date. In 2010, the following Directors received the following amount of class A common stock shares in lieu of cash: General Ellis, 1,763 shares with a grant date fair value of $35,037; Mr. Gilburne, 3,261 shares with a grant date fair value of $65,042; Mr. Grafton, 402 shares with a grant date fair value of $8,880; Mr. Klein, 1,956 shares with a grant date fair value $38,181; Mr. Keevan, 1,763 shares with a grant date fair value $35,037; and Dr. Wilensky, 1,512 shares with a grant date fair value of $30,036.
(2)	The amounts in these columns represent the aggregate grant date fair value computed in accordance with ASC 718 for awards made during fiscal 2010. The grant date fair value of our stock awards is the closing price for our stock on the date of grant. Assumptions used in the calculation of the grant date fair value of our option awards are included in Note 1 to our audited financial statements for the year ended June 30, 2010, included in our Form 10-K filed with the SEC on August 12, 2010 (“2010 Annual Report on Form 10-K”).
(3)	Mr. Barter received a grant of 1,250 shares of restricted stock on August 17, 2009 with a fair market value of $20.08 per share, which was based on the closing price of class A common stock on the date of grant, and an option to purchase 3,090 shares of class A common stock on August 17, 2009, with a grant date fair value of $8.0835 per share. As of June 30, 2010, Mr. Barter held options to purchase 51,300 shares and held 4,300 shares of restricted stock.
(4)	General Ellis received a grant of 1,250 shares of restricted stock on August 17, 2009 with a fair market value of $20.08 per share, which was based on the closing price of class A common stock on the date of grant, and an option to purchase 3,090 shares of class A common stock on August 17, 2009, with a grant date fair value of $8.0835 per share. As of June 30, 2010, General Ellis held options to purchase 10,400 shares and held 3,900 shares of restricted stock.
(5)	As of June 30, 2010, Edmund P. Giambastiani, Jr. held options to purchase 9,020 shares and held 3,020 shares of restricted stock. Admiral Giambastiani resigned from the Board effective July 28, 2010, at which time 4,510 unvested options and 1,510 unvested restricted shares were forfeited.
(6)

Mr. Gilburne received a grant of 1,250 shares of restricted stock on August 17, 2009 with a fair market value of $20.08 per share, which was based on the closing price of class A common stock on the date of grant, and an option to purchase 3,090 shares of class A common stock on August 17, 2009, with a grant date fair value of $8.0835 per share. As of June 30, 2010, Mr. Gilburne held options to purchase 48,600 shares and held 3,300 shares of restricted stock.
(7)	Mr. Grafton received a grant of 3,400 shares of restricted stock on May 11, 2010 with a fair market value of $22.09 per share, which was based on the closing price of class A common stock on the date of grant, and an option to purchase 8,540 shares of class A common stock on May 11, 2010, with a grant date fair value of $8.7855 per share. As of June 30, 2010, Mr. Grafton held options to purchase 8,540 shares and held 3,400 restricted shares. Mr. Grafton joined the Board of Directors on March 29, 2010.
(8)	As of June 30, 2010, Mr. Keevan held options to purchase 8,720 shares and held 2,960 shares of restricted stock.
(9)	Mr. Klein received a grant of 1,250 shares of restricted stock on August 17, 2009 with a fair market value of $20.08 per share, which was based on the closing price of class A common stock on the date of grant, and an option to purchase 3,090 shares of class A common stock on August 17, 2009, with a grant date fair value of $8.0835 per share. As of June 30, 2010, Mr. Klein held options to purchase 70,120 shares and held 4,300 shares of restricted stock.
(10)	Mr. Langstaff received a grant of 1,250 shares of restricted stock on August 17, 2009 with a fair market value of $20.08 per share, which was based on the closing price of class A common stock on the date of grant, and an option to purchase 3,090 shares of class A common stock on August 17, 2009, with a grant date fair value of $8.0835 per share. As of June 30, 2010, Mr. Langstaff held options to purchase 108,600 shares and held 3,300 shares of restricted stock.
(11)	Dr. Wilensky received a grant of 1,250 shares of restricted stock on August 17, 2009 with a fair market value of $20.08 per share, which was based on the closing price of class A common stock on the date of grant, and an option to purchase 3,090 shares of class A common stock on August 17, 2009, with a grant date fair value of $8.0835 per share. As of June 30, 2010, Dr. Wilensky held options to purchase 43,090 shares and held 1,250 shares of restricted stock.

Fiscal 2011 Director Compensation

On July 27, 2010, the Board revised the compensation plan for non-employee Directors, effective as of July 1, 2010. Pursuant to the revised plan, we will pay each non-employee Director an annual retainer of $50,000 per year, payable quarterly, plus $2,000 for each Board meeting attended, $2,000 for each Committee meeting attended in person, and $1,000 for each teleconference Committee meeting attended. The Audit and Finance Committee chair will be paid an additional annual retainer of $25,000, payable quarterly, the Compensation and Personnel Committee chair will be paid an additional annual retainer of $20,000, payable quarterly, and the Governance Committee chair will be paid an additional annual retainer of $15,000, payable quarterly. All other non-chair Committee members will be paid an additional annual retainer of $15,000 for the Audit & Finance Committee and an additional retainer of $10,000 for all other Committees, payable quarterly. Consistent with the prior year, meeting fees will be paid for all Committee meetings, including if held in conjunction with, or immediately prior to or after Board meetings.

As in prior years, non-employee Directors may elect to receive shares of class A common stock in lieu of their cash retainer. All shares delivered pursuant to such an election are granted quarterly under our 2002 Plan on the third business day following each quarterly issuance of our earnings and are vested in full upon grant. The number of shares granted is determined using the closing trading price of our class A common stock as reported on the NYSE on the grant date rounded up to the nearest share.

Non-employee Directors will also receive a one-time equity grant with an estimated value, determined in accordance with ASC 718, of $150,000 upon their appointment or election to the Board. Each continuing non-employee Director who has served for at least thirty months will receive an annual equity grant with an estimated value, determined in accordance with ASC 718 of $80,000. Annual equity grants are generally made on the third business day following the issuance of our earnings release for our annual financial results.

Each equity grant described above consists in part of nonqualified stock options and in part of restricted stock, in each case with respect to class A common stock. The allocation of each equity grant between stock options and restricted stock shares shall be made in the same proportion as generally used for senior management grants (currently 4:1). The estimated value is determined on the grant date in accordance with ASC 718 and with our practices and methodologies then in effect. The equity grants are made under our then-existing stock incentive plan and vest in equal 25% increments over four years. The exercise price for stock options granted is the closing trading price on the NYSE of our class A common stock on the date of grant. Equity awards shall be rounded up to the nearest ten share increment.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes our compensation philosophy and policies and discusses the Compensation and Personnel Committee’s role in establishing the compensation of our executive officers, including the named executive officers, and oversight of our compensation programs. Comprehensive information is provided about the fiscal 2010 compensation for the following executive officers (collectively our “named executive officers”): Ernst Volgenau, Stanton D. Sloane, Richard J. Nadeau, Timothy J. Atkin, Jeffrey R. Rydant, and Joseph P. Burke. Additionally, the CD&A describes our new clawback policy for reimbursement of incentive awards if the company has certain financial restatements and discusses the assessment of possible risks in our compensation programs. Finally, the CD&A discusses the compensation of our executive officers for fiscal 2011.

Executive Summary and Business Review

The Compensation and Personnel Committee considered the company’s overall performance relative to the industry during fiscal 2010 when determining compensation.

Despite a challenging environment where we faced intense competition and pricing pressures, we experienced growth in our federal government contracting business in fiscal 2010. Our Era aviation business, however, continued to suffer from the effects of adverse economic conditions, which ultimately resulted in a $61.3 million impairment charge.

Highlights of our fiscal 2010 results include:

•	Revenue increased 8.2% to $1.67 billion reflecting growth in our federal government contracting business. Organic revenue growth was 8.3%.

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Excluding the impact of the impairment charge and certain other non-recurring items, operating income and earnings per share increased substantially year-over-year to $119.0 million and $1.31, respectively, due to strong labor-based organic revenue growth and continued general and administrative cost management efforts. Reconciliation between the adjusted results and the results reported in the 2010 Annual Report on Form 10-K is provided at the end of the CD&A.

•	Contract orders were $2.35 billion, representing a book-to-bill ratio of 1.4. Total backlog at June 30 was $4.45 billion representing 10% year-over-year growth.

•	Days sales outstanding decreased to 72 days as of June 30, 2010, from 76 days in the prior year given process improvements implemented during the year.

•	We ended the year with no borrowings and more than $98 million of cash.

Compensation Philosophy and Overall Approach to Executive Compensation

The goal of our compensation program is to compensate our executives commensurate with individual and company performance. The specific objectives of our executive compensation program are as follows:

•	Support the attainment of our short- and long-term financial and strategic objectives and reward executives for continuous improvement in earnings and growth in stockholder value;

•	Be performance-based, with variable pay constituting a significant portion of total compensation;

•	Provide differentiated pay based on executives’ skills, role in the company, and contributions to our performance;

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Create commonality of interest between management and stockholders by tying realized compensation directly to changes in stockholder value and encouraging significant accumulation of stock ownership among senior executives;

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Attract, retain and motivate highly skilled executives by providing a competitive compensation opportunity relative to other, comparably-sized companies in the information technology, consulting and defense industry;

•	To the extent possible, maximize the financial efficiency of the overall program from tax, accounting, and cash flow perspectives;

•	Reinforce a high-performance culture; and

•	Embrace best practice policies to the extent they are supportive of the above objectives.

To achieve these objectives, the Compensation and Personnel Committee of our Board of Directors (the “Board”) evaluates our executive compensation program with the goal of setting target compensation at levels the Compensation and Personnel Committee believes are competitive. Our executive compensation program ties a substantial portion of each executive’s overall compensation to company strategic financial and operational goals such as growth in revenue, operating income cash flow measures, and new business orders, in addition to individual goals.

We provide a significant portion of our executive compensation in the form of stock option grants and restricted stock awards because we believe this will help to retain our executives and provides an incentive for them to participate in the long term success of our company, and therefore better aligns their interests with those of our stockholders.

Although the CEO does not participate in the Compensation and Personnel Committee’s determination of his own compensation, he does assist the Compensation and Personnel Committee in setting the compensation for the Chief Financial Officer, or CFO, and the other three most highly compensated executives (collectively, the “other named executive officers”). The CEO’s assistance may include providing a summary of his personal evaluations of each other named executive officer and recommending prospective base salaries, target incentive compensation levels and long-term equity awards. Basic data gathering and similar support is provided to the CEO by the Senior Vice President of Human Resources. The other named executive officers do not have a role in establishing executive compensation.

In attracting and retaining our named executive officers, we compete with many other firms in the information technology, consulting and defense industry. To keep abreast of changing compensation packages of our competitors, we assess various compensation data from other companies throughout the fiscal year.

Historically, in making compensation decisions, the Compensation and Personnel Committee has reviewed compensation data for companies in the information technology, consulting and defense industry and has compared our executive compensation to named executive officers at a peer group of publicly traded companies.

The peer group, which is periodically reviewed by the Compensation and Personnel Committee and evolves over time, consists of publicly traded information technology, consulting and defense companies that we believe have comparably sized revenue, net income, market capitalization, total assets and number of employees.

When the Compensation and Personnel Committee set base salaries and cash incentive targets for fiscal 2010, its compensation consultant FWC provided the Compensation and Personnel Committee with a report comparing each element of target total direct compensation we provide to our named executive officers, against that provided by certain other publicly-traded information technology, consulting and defense companies, which we refer to as our “Compensation Peer Group” as well as third party survey data for similar type positions.

The Compensation Peer Group for fiscal 2010 initially consisted of the following companies: CACI International, Inc, CIBER Inc., Cognizant Technology Solutions Corporation, ICF International, Inc., ManTech International Corporation, MAXIMUS, Inc., Navigant Consulting, Inc., Stanley, Inc. and Tetra Tech., Inc. When the Compensation and Personnel Committee finalized actual cash bonus and equity grants at the conclusion of fiscal 2010, FWC again provided the Compensation and Personnel Committee with a report comparing each element of target total direct compensation we provide to our named executive officers against our defined peer group as well as third party survey data, when available. For this second report, the Compensation Peer Group was adjusted to remove Navigant Consulting, Inc. (whose core business was believed to not be in alignment with SRA’s) and to add NCI, Inc., Sapient Corporation, Syntel, Inc. and Unisys Corporation, because they aligned with our core business, revenue size, number of employees and increased the number of companies within our peer group.

The Compensation and Personnel Committee has directly engaged FWC as their consultant since fiscal 2008. FWC only undertakes work upon the instruction of the Compensation and Personnel Committee and does not provide ad hoc advice to management. FWC met with the Compensation and Personnel Committee to discuss its findings and recommendations on May 4, 2010 and subsequently provided a comprehensive written report to the Compensation and Personnel Committee. This data was considered by the Compensation and Personnel Committee together with other discretionary factors such as individual performance, compensation history, scope of responsibility, internal equitable treatment and experience level in establishing each element of target total direct compensation for the named executive officers.

During fiscal year 2010, the Compensation and Personnel Committee had FWC review and analyze the 2002 Stock Incentive Plan, or the 2002 Plan, and associated revisions. The data from this analysis was presented to the Compensation and Personnel Committee for review and used in adopting the SRA International, Inc. 2010 Incentive Plan, or the 2010 Plan.

The company separately retains Hewitt Associates, or (Hewitt) as the executive compensation consultant for general compensation matters, including the possible development of a long-term cash compensation plan and compensation recommendations for all employees other than the named executive officers. Hewitt is not engaged by the Compensation and Personnel Committee.

Components of our Executive Compensation Program

The primary elements of our executive compensation program are:

•	base salary;

•	annual cash incentives;

•	equity in the form of stock option and/or restricted stock awards;

•	insurance, 401(k) match and other employee benefits; and

•	in some cases, severance and change-of-control benefits.

Base Salary

In approving the fiscal 2010 base salaries for our named executive officers, the Compensation and Personnel Committee considered the FWC analysis and external salary survey data. Actual individual salary amounts also reflect the Compensation and Personnel Committee’s judgment with respect to each executive’s individual performance, compensation history, scope of responsibility, internal equitable treatment and experience level. While base salaries of our named executive officers are targeted at competitive levels, the Compensation and Personnel Committee believes that a significant portion of our named executive officers’ target total direct compensation should consist of cash incentive and equity awards (described below) which are variable in amount and tied to the company’s financial and operational results and individual performance.

The base salaries paid to our CEO and other named executive officers for fiscal 2009 and fiscal 2010, and the base salaries approved for fiscal 2011, are shown below:

Name of Executive	Position at end of Fiscal 2010	Fiscal 2009 Salary	Fiscal 2010 Salary	Change from Fiscal 2009	Fiscal 2011 Salary	Change from Fiscal 2010
Ernst Volgenau	Chairman	$195,000	$195,000	0.0%	$243,750	25.0%
Stanton D. Sloane	President and Chief Executive Officer	$680,000	$680,000	0.0%	$680,000	0.0%
Richard J. Nadeau	Chief Financial Officer	$390,000	$410,000	5.1%	$426,400	4.0%
Timothy J. Atkin	Chief Operating Officer	$325,000	$350,000	7.7%	$364,000	4.0%
Joseph P. Burke	SVP, Offerings and Products	$300,000	$310,000	3.3%	$320,850	3.5%
Jeffrey J. Rydant	SVP, Marketing and Sales	$260,000	$300,000	15.4%	$321,000	7.0%

In establishing the CEO fiscal 2011 base salary, the Compensation and Personnel Committee considered the May 28, 2010 Employment Agreement with Dr. Sloane, the FWC analysis, external survey data, individual performance, compensation history, scope of responsibility, internal equitable treatment and experience level.

The Compensation and Personnel Committee reviewed Dr. Volgenau’s salary and approved a 25% increase in his base annual salary for fiscal 2011. The Compensation and Personnel Committee noted he had not received any salary increase for the past several years.

Dr. Sloane recommended base salaries for fiscal 2010 and fiscal 2011 for the other named executive officers. Dr. Sloane based these recommendations on each individual’s prior fiscal year salaries, the company’s strategic, operational and financial performance metrics (which were also applicable to Dr. Sloane’s compensation), and individual performance, compensation history, scope of responsibility, internal equitable treatment, external market data and experience level. Dr. Sloane’s recommendations were reviewed by the Compensation and Personnel Committee and approved by the full Board.

Annual Cash Incentives

We have an annual cash incentive plan for our named executive officers that is tied to the achievement of company-wide strategic operational and financial goals, as well as individual goals and associated performance. The Compensation and Personnel Committee believes that making a significant portion of the named executive officers’ cash incentives contingent on corporate performance aligns the named executive officers’ interest with those of our stockholders because it focuses the named executive officer on achievement of the company goals as well as the named executive officers’ individual goals.

Annual cash incentives for the CEO and the other named executive officers are determined pursuant to the following formula that incorporates quantitative and qualitative metrics:

(Bonus Target)*	(Quantitative Multiplier)*	(Qualitative Multiplier) =	Actual Cash Incentive Earned
(Specified percentage of base salary)	(0.0 to 1.69)	(0.0 to 1.0)

The bonus target is established and approved for the CEO by the Compensation and Personnel Committee and approved by the independent Directors of the Board at the beginning of each fiscal year. It is determined pursuant to the terms and conditions of the CEO’s employment agreement, the Compensation and Personnel Committee’s review of his individual performance, compensation history, scope of responsibility and experience level, performance for the previous year as well as relevant market data as supplied by FWC.

The bonus targets for the other named executive officers are recommended by the CEO and approved by the Compensation and Personnel Committee and approved by the full Board at the beginning of each fiscal year. They are based on assessments of individual performance, compensation history, scope of responsibility, internal equitable treatment, external market data and experience level.

The quantitative multiplier for the CEO and other named executive officers is determined at the beginning of each fiscal year by company performance metrics approved by the Compensation and Personnel Committee and approved by the independent members of the Board (in case of the CEO) and the full Board for the other named executives. When setting these metrics, the Compensation and Personnel Committee does not formally benchmark company financial performance against the expected financial performance of the Compensation Peer Group.

The metrics are intended to represent the Compensation and Personnel Committee’s discretionary assessment of superior company performance and generally exceed company planned corporate financial goals for the year. In fiscal 2010, the metrics were revenue, operating income, DEPS, orders and days sales outstanding.

Financial targets and results for any acquisitions occurring early in fiscal 2010 were to be included in the target metrics and in the measurement of actual performance metrics at fiscal year-end, but, absent a contrary decision by the Compensation and Personnel Committee, contributions from mid-year or later acquisitions were not to be included in the target metrics or when determining the actual company performance metrics at fiscal year-end. Accordingly, financials related to an acquisition that occurred later in fiscal 2010 were not reflected in target metrics or included in determining fiscal year-end actual company performance metrics.

For its calculations, the Compensation and Personnel Committee reviewed the company-wide strategic operational and financial performance metrics compared to the fiscal 2010 company financial plan as approved by the Compensation and Personnel Committee, market data (as compiled by FWC) and qualitative performance measures as established and approved by the Compensation and Personnel Committee at the beginning of fiscal 2010. Company strategic operational and financial metrics utilized included revenue, operating income, diluted earnings per share or (DEPS), orders and days sales outstanding or (DSO) as follows:

SRA Financial Objective	Financial Objective Weighting	Minimum Performance Level Goal	Target Performance Level Goal	Stretch Performance Level Goal
Revenue ($M)	21.00%	$1,585	$1,650	$1,700
Operating Income ($M)	21.00%	$112	$127	$131
Diluted Earnings Per Share	21.00%	$1.15	$1.29	$1.35
Orders ($B)	21.00%	$2.200	$2.475	$2.700
Days Sales Outstanding (Q4)	16.00%	85	82	81

The qualitative multiplier for the CEO includes individual goals and performance expectations established and approved by the Compensation and Personnel Committee and approved by the full Board at the beginning of the fiscal year. They are intended to represent superior individual performance. The CEO recommends, and the Compensation and Personnel Committee as well as the full Board approves, the goals and performance expectations at the beginning of the fiscal year used for the individual multiplier for the other named executive officers. The compensation and performance of these executives is expected to be reviewed annually and approved by the Compensation and Personnel Committee and approved by the full Board.

The CEO’s fiscal 2010 cash incentive target originally was set based on the fiscal 2010 financial plan reviewed and approved by the Compensation and Personnel Committee and approved by the independent members of the Board; it was subsequently adjusted in the May 28, 2010 employment agreement and was approved by the Compensation and Personnel Committee and approved by the independent members of the Board. Incentive targets for other named executive officers are recommended by the CEO, with review and approval from the Compensation and Personnel Committee as well as the full Board. The percentages reflect the CEO’s assessment of the executive’s individual performance, compensation history, scope of responsibility, experience level, internal equitable treatment and relevant market data.

Name of Executive	Base Salary			Cash Incentive Target				Total Target Cash Compensation Mix
	Fiscal 2009	Fiscal 2010	Fiscal 2011	Fiscal 2009	Fiscal 2010		Fiscal 2011	Fiscal 2009	Fiscal 2010	Fiscal 2011
Ernst Volgenau	$195,000	$195,000	$243,750	N/A	N/A		N/A	$195,000	$195,000	$243,750
Stanton D. Sloane	$680,000	$680,000	$680,000	$735,000	$680,000	(1)	$680,000	$1,415,000	$1,360,000	$1,360,000
Richard J. Nadeau	$390,000	$410,000	$426,400	$312,000	$321,293		$341,120	$702,000	$731,293	$767,520
Timothy J. Atkin	$325,000	$350,000	$364,000	$247,167	$280,000		$291,200	$572,167	$630,000	$655,200
Joseph P. Burke	$300,000	$310,000	$320,850	$240,000	$248,000		$256,680	$540,000	$558,000	$577,530
Jeffrey J. Rydant	$260,000	$300,000	$321,000	$195,000	$240,000		$256,800	$455,000	$540,000	$577,800

(1)	Target pursuant to Dr. Sloane’s Employment Agreement, dated May 28, 2010.

Cash Incentive for Chief Executive Officer

The qualitative measures for assessing Dr. Sloane’s performance in fiscal 2010 were:

•	further enhancing SRA’s ethic of Honesty and Service,

•	building a stable and effective senior executive team,

•	improving CEO communications,

•	continuing to implement the company’s strategic plan, and

•	ensuring appropriate risk management procedures are in place.

The qualitative factors used by the Compensation and Personnel Committee in determining the qualitative multiplier may only decrease or sustain the amount earned based on the quantitative factors. A score of 1.0 would indicate that performance expectations were fully met; a score less than 1.0 would indicate that performance expectations were not fully met. After qualitative factors shown above, the Compensation and Personnel Committee determined Dr. Sloane’s qualitative multiplier at .885.

For calculating the quantitative multiplier for the CEO (as well as the other named executives) for fiscal 2010, the Compensation and Personnel Committee, based on prior decisions, did not include the impairment of goodwill and other long-lived assets and the gain related to the settlement of claims against Era sellers from operating income and DEPS, and also excluded the tax benefit related to those items for calculating DEPS. Accordingly, the Compensation and Personnel Committee established Dr. Sloane’s quantitative multiplier at 1.041.

Based on the qualitative multiplier at .885 and the quantitative multiplier at 1.041, Dr. Sloane’s cash incentive earned was $626,441 or approximately 92% of his incentive target.

Cash Incentive for Other Named Executive Officers

Consistent with calculations for the CEO quantitative multiplier, the Compensation and Personnel Committee established the other named executive officers’ quantitative multiplier at 1.041.

Individual multipliers for the other named executive officers were determined using individual qualitative goals and objectives related to performance during fiscal 2010. Although the goals and objectives differ based on individual position and role within the company, the items may include factors such as ethics and leadership, financial metrics, or functional specific objectives. The qualitative factors used in determining the qualitative multipliers may only decrease or sustain the amount earned based on the quantitative factors. A score of 1.0 would indicate that performance expectations were fully met; a score less than 1.0 would indicate that performance expectations were not fully met.

This metric is recommended by the CEO, who takes into consideration additional factors such as unforeseen changes to the business plan and overall performance relative to peers internal and external. It is then reviewed and approved by the Compensation and Personnel Committee and approved by the full Board.

For fiscal 2010, the Compensation and Personnel Committee approved a cash incentive payment for the following named executive officers. Our cash incentives are paid following the completion of fiscal year, based on performance using preliminary actual financial results during the just-completed fiscal year.

Name of Executive	Fiscal 2010 Target	Corporate Multiplier	Individual Multiplier	Cash Incentive Earned for Fiscal 2010
Stanton D. Sloane	100%	1.041	0.885	$626,441
Richard J. Nadeau (1)	80%	1.041	1.0	$334,466
Timothy J. Atkin	80%	1.041	1.0	$291,480
Joseph P. Burke	80%	1.041	1.0	$258,168
Jeffrey J. Rydant	80%	1.041	1.0	$249,840

(1)	Pursuant to Mr. Nadeau’s employment agreement, the Compensation and Personnel Committee and the CEO reviewed Mr. Nadeau’s salary after six months employment with the company. Based on this review, the Compensation and Personnel Committee increased Mr. Nadeau’s salary from $390,000 to $410,000 effective December 1, 2009.

Stock Option and Restricted Stock Equity Awards

Our equity compensation program is the primary vehicle for offering long-term incentives to our executives. We believe that equity grants provide our named executive officers with incentives to achieve long-term corporate performance, create an ownership culture and help to align named executive officers’ interests with those of our stockholders. In addition, we believe the vesting feature of our equity grants provides an incentive to our named executive officers to remain with our company. We have adopted stock ownership guidelines for our named executive officers to encourage the long-term accumulation of a meaningful amount of our stock, and to align the interests of our named executive officers with stockholders. The guidelines encourage, but do not require, ownership of stock at a certain multiple of such officer’s annual base salary: CEO (5 times), executive officers (4 times), Senior Vice Presidents (3 times), and Vice Presidents (1.5 times).

We do not establish individual annual equity targets for the CEO or other named executive officers.

In determining the size and nature of equity grants to our executives, the Compensation and Personnel Committee considers our company-wide performance, the applicable named executive officer’s performance, external market data and the expected stock compensation expense computed in accordance with generally accepted accounting principles (GAAP).

To determine equity grant values, the CEO undertook an individualized approach for each of the named executive officers taking into consideration and adjusting for other factors such as performance, experience levels, and criticality of role. The equity grants are ultimately composed of both stock options and restricted stock awards. We typically grant restricted stock awards at no cost to the named executive officer. Because the shares have a built-in value at the time the restricted stock grants are made, we generally grant fewer shares of restricted stock than the number of stock options we would grant for a similar purpose. The actual number of stock options and restricted stock granted to each named executive officer in August 2010 were derived by taking the equity value and applying a 4:1 split (i.e. 1 share of restricted stock for every 4 stock options).

In addition to our annual performance-based grants as part of our overall compensation program, we typically make an initial equity award to a new named executive officer upon commencement of employment.

The exercise price of all stock options is equal to the closing price of our class A common stock on the NYSE on the date of grant. All equity grants must be approved in advance of or on the date of grant either by the Compensation and Personnel Committee or under the limited authority delegated to the Chairman or CEO.

The stock options and restricted stock we grant to our named executive officers typically vest at a rate of 25% per year on the first four anniversaries of the date of grant. In the case of stock options, the term of the option is typically ten years. Generally, vesting ceases and unvested options are forfeited on the date of termination of affiliation with the company, with an option to exercise vested options for sixty days from the termination date, except in the case of death or total disability where the option holder has up to one year to exercise vested options. For those option holders that retire, the holder will generally have up to two years to exercise vested options pursuant to a retirement agreement. Prior to the exercise of a stock option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents. In the case of restricted stock, the holder has voting and dividend rights to both vested and unvested awards.

Pursuant to the terms of Dr. Sloane’s employment agreement signed on May 28, 2010, his equity grants are decided at the sole discretion of the Compensation and Personnel Committee with approval by the independent Directors of the Board. In connection with the renewal of his employment agreement, on August 16, 2010, the Compensation and Personnel Committee awarded Dr. Sloane 40,000 stock options and 10,000 shares of restricted stock, which was granted in a 4:1 ratio of stock options and shares of restricted stock. On the same day, the Compensation and Personnel Committee also awarded 25,569 stock options to Dr. Sloane in connection with his annual equity award for fiscal 2010.

For the other named executive officers, the annual equity grant was recommended by the CEO based on review of individual performance, compensation history, scope of responsibility, internal equitable treatment, external market data and experience level. The CEO’s recommendations were reviewed and approved by the Compensation and Personnel Committee. Mr. Nadeau received a grant of 8,291 shares of restricted stock and 33,164 non-qualified stock options on August 16, 2010. Mr. Atkin received a grant of 5,853 shares of restricted stock and 23,412 non-qualified stock options on August 16, 2010. Mr. Burke received a grant of 4,877 shares of restricted stock and 19,508 non-qualified stock options on August 16, 2010. Mr. Rydant received a grant of 7,803 shares of restricted stock and 31,212 non-qualified stock options on August 16, 2010.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance, a company-sponsored 401(k) plan and an employee stock purchase plan. Named executive officers are eligible to participate in all of our employee benefit plans on the same basis as other employees.

We match a portion of employee contributions into the 401(k) plan. Our matching contribution is made annually after each calendar year end, and the maximum matching contribution available for any employee during fiscal 2010 was $4,375. All employees, including named executive officers, are subject to the same matching formula.

We offer a 5% discount on the fair market value of SRA’s common stock, defined as the average of the high and low prices on the last day of each quarterly plan period, for shares purchased through our employee stock purchase plan. All employees, including named executive officers that do not exceed 5% beneficial ownership, are offered the same discount and are eligible to participate.

In particular circumstances, we award one-time hiring incentives in the form of cash or equity upon a named executive officer’s commencement of employment. The amount of a hiring bonus, if any, is determined on a case-by-case basis. For example, we will consider paying signing bonuses to offset the economic loss for unvested cash or equity value forfeited by an executive upon terminating prior employment, to assist with relocation expenses or to create additional incentive for an executive to join our company in a position where there is high market demand. No such bonuses were paid during fiscal 2010 to any of our named executive officers.

Employment Agreements

Employment Agreement with Dr. Stanton D. Sloane

On May 28, 2010, we entered into a new employment agreement with Dr. Stanton D. Sloane, our President and CEO. Pursuant to the employment agreement, Dr. Sloane is entitled to an annual salary of $680,000 and a target annual bonus of up to one hundred percent (100%) of his annual salary, subject to periodic increases in accordance with procedures of the Compensation and Personnel Committee and the Board of Directors. The employment agreement has an initial three-year term, commencing on April 2, 2010, with automatic one-year renewals absent a notice of nonrenewal. Subject to the terms of the employment agreement, either we or Dr. Sloane may terminate Dr. Sloane’s employment for any reason at any time, by providing the other party with the requisite notice.

During his employment term, Dr. Sloane is eligible to participate in all employee benefit programs that other similarly situated employees are entitled to participate in, subject to the eligibility requirements and other provisions of such programs. Dr. Sloane is eligible for annual equity grants based on the sole discretion of the Board.

In the event of Dr. Sloane’s termination of employment by us “without cause” or by Dr. Sloane for “good reason,” Dr. Sloane is entitled to: (i) all wages earned prior to the termination of employment; (ii) all accrued but unused personal leave; (iii) up to 18 months of company paid health, dental, and vision coverage under COBRA, on an after tax basis; (iv) a distribution of all deferred compensation in accordance with the terms of the relevant deferred compensation plan; (v) lump-sum cash severance payment equal to Dr. Sloane’s annual base salary and target annual bonus; (vi) a prorated annual bonus for the year of termination at our sole discretion, based on the Board’s determination of projected performance; and (vii) immediate vesting of all unvested nonqualified stock options and restricted stock shares. The monthly company-paid COBRA benefits will be discontinued in the event Dr. Sloane becomes covered under the benefit plans and programs of any subsequent employer. Post-termination payment of cash bonus amounts, continuation of Dr. Sloane’s employee benefits, and immediate vesting of all unvested nonqualified stock options and restricted stock shares are contingent upon his execution of an agreement releasing SRA from any and all liability relating to his employment, and his compliance with the confidentiality, non-competition and non-solicitation covenants set forth or incorporated in his employment agreement.

“Good reason” for Dr. Sloane to terminate his employment and receive the above benefits generally includes: (i) a material adverse change in Dr. Sloane’s duties, position, responsibilities, or compensation; (ii) a material change in Dr. Sloane’s principal place of employment that results in Dr. Sloane’s commuting distance increasing by more than fifty (50) miles; (iii) a material breach of the employment agreement by us that is not cured within 30 days’ written notice by Dr. Sloane; or (iv) a failure by us to obtain a written assumption of the employment agreement by a purchaser or successor following a change in control. To trigger a “good reason” termination, Dr. Sloane must give written notice within thirty (30) days following his knowledge of the first occurrence of a “good reason” circumstance. We will have ninety days to remedy the circumstance(s) that gave rise to the notice. If we do not cure the circumstance(s) that gave rise to the notice within 90 days, Dr. Sloane must terminate his employment within the 30 day period that follows the 90 day cure period.

In the event that Dr. Sloane’s employment is terminated by the company for cause or by Dr. Sloane without “good reason,” by death, or disability, Dr. Sloane is entitled to: (i) all wages earned prior to the termination of employment; (ii) all accrued but unused personal leave; and (iii) a distribution of all deferred compensation in accordance with the terms of the relevant deferred compensation plan. In addition to the above benefits, in the event of termination due to death or disability, all of Dr. Sloane’s nonqualified stock options and restricted stock shares will vest as of the date of termination. In addition, Dr. Sloane may elect to continue his health coverage under COBRA at his cost.

The employment agreement provides that upon a change in control, if Dr. Sloane is not offered the position of President and CEO of the resulting or purchasing entity, or the resulting or purchasing entity’s ultimate parent company, then all of Dr. Sloane’s nonqualified stock options and restricted stock shares will vest as of the effective date of the change in control.

The employment agreement generally defines a change in control to mean: (i) any “person” (as such term is used in Section 13(d)(3) or 14 (d)(2) of the Exchange Act becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the company representing 35% or more of the combined voting power of the company’s then outstanding securities (other than the company, a corporation owned by the shareholders of the company, an employee benefit plan of the company, Ernst Volgenau or William Brehm, or their permitted transferees); (ii) a material change in the Board which results in the incumbent Directors no longer comprise the majority of the Board; or (iii) a merger, consolidation, reorganization, or share exchange or sale of all or substantially all of the assets of the company, unless after the transaction all of the following apply: (a) the beneficial owners of the company prior to the transaction will beneficially own, in substantially the same portions, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the resulting corporation; (b) no person (other than Ernst Volgenau, William Brehm, or any of their permitted transferees) is a beneficial owner of more than 35% of the combined voting power of the resulting company; and, (c) at least a majority of the members of the Board of the resulting entity are incumbent Directors of the company immediately prior to the transaction.

Dr. Sloane’s employment agreement contains customary restrictive covenants, including perpetual confidentiality obligations, a one year non-competition obligation and a two year non-solicitation obligation.

Employment Agreement with Richard J. Nadeau

On May 13, 2009, we entered into an employment agreement with Richard J. Nadeau. Mr. Nadeau is employed as our Chief Financial Officer and Executive Vice President. However, at any time, at the sole discretion of the President and CEO, Mr. Nadeau may be employed as a managerial lead for an operating sector of the company or its affiliates, reporting to the president or to the Chief Operating Officer. Pursuant to the employment agreement, Mr. Nadeau is entitled to an annual salary of $390,000 and a target annual bonus of up to eighty percent (80%) of his annual salary, subject to periodic adjustments in accordance with procedures of the Compensation and Personnel Committee and the Board of Directors. Pursuant to the employment agreement, in 2009, Mr. Nadeau was paid a signing bonus of $15,000 and also received a pro rata bonus, equal to $13,000, based on his period of employment with us for the last fiscal year. The employment agreement provides that Mr. Nadeau’s employment is at will.

During his employment term, Mr. Nadeau is eligible to participate in all employee benefit programs that other similarly situated employees are entitled to participate in, subject to the eligibility requirements and other provisions of such programs. Upon entering into the employment agreement, Mr. Nadeau was granted 6,700 shares of restricted stock and 56,100 stock options both of which vest 25% per year for four years. Mr. Nadeau is eligible for annual equity grants based on the sole discretion of our Board beginning following fiscal year 2010.

In the event of Mr. Nadeau’s termination of employment by us “without cause” or by Mr. Nadeau for “good reason,” Mr. Nadeau is entitled to: (i) all wages earned prior to the termination of employment; (ii) all accrued but unused personal leave; and, (iii) up to 12 months of company paid health, dental, and vision coverage under COBRA; (iv) a distribution of all deferred compensation in accordance with the terms of the relevant deferred compensation plan; (v) lump-sum cash severance payment equal to Mr. Nadeau’s annual base salary; and, (vi) any unpaid annual cash bonuses for the company’s previous two completed fiscal years. As a condition to entitlement to all of the severance payments, Mr. Nadeau is required to execute and deliver a release to us.

“Good reason” for Mr. Nadeau to terminate his employment and receive the above benefits generally includes: (i) a clear and material diminution in both Mr. Nadeau’s direct reporting relationship and general managerial authorities; or, (ii) a material change in Mr. Nadeau’s principal place of employment that results in Mr. Nadeau’s commuting distance increasing by more than fifty (50) miles. To trigger a “good reason”

termination, Mr. Nadeau must give written notice, within thirty (30) days following his knowledge of the first occurrence of a “good reason” circumstance. We will have a ninety day cure period to remedy the circumstance(s) that gave rise to the notice. If we do not cure the circumstance(s) that gave rise to the notice within 90 days, Mr. Nadeau must terminate his employment within the 30 day period that follows the 90 day cure period.

In the event that Mr. Nadeau’s employment is terminated by us for cause or by Mr. Nadeau without “good reason,” by death, or disability, Mr. Nadeau is entitled to: (i) all wages earned prior to the termination of employment; (ii) all accrued but unused personal leave; and, (iii) a distribution of all deferred compensation in accordance with the terms of the relevant deferred compensation plan.

The employment agreement provides that upon a change in control, if Mr. Nadeau is offered the position having substantially all of the material responsibilities of either the CFO of an entity, or division, of annual revenue size equal or greater than that of the company immediately prior to the change in control; or, as a managerial lead for an operating sector, of annual revenue size roughly comparable to or greater than that of the company immediately prior to the change in control, reporting to the President or COO, then eighty percent (80%) of Mr. Nadeau’s unvested nonqualified stock options and shares of restricted stock shall vest as of the date of the change in control. The remaining twenty percent (20%) of such unvested nonqualified stock options and shares of restricted stock shall vest in full on the one year anniversary of the change in control, provided that Mr. Nadeau remains employed by us or our successor. If such conditions are not satisfied, then all of Mr. Nadeau’s nonqualified stock options and shares of restricted stock will vest in full as of the date of the change in control.

The employment agreement generally defines a change in control to mean: (i) any “person” (as such term is used in Section 13(d) or 14 (d)(2) of the Exchange Act becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the company representing 35% or more of the combined voting power of the company’s then outstanding securities (other than the company, a corporation owned by the shareholders of the company, an employee benefit plan of the company, Ernst Volgenau or William Brehm, or their permitted transferees); (ii) a material change in the Board which results in the incumbent Directors no longer comprise the majority of the Board; or, (iii) a merger, consolidation, reorganization, or share exchange or sale of all or substantially all of the assets of the company, unless after the transaction all of the following apply: (a) the beneficial owners of the company prior to the transaction will beneficially own, in substantially the same portions, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the resulting corporation; (b) no person (other than Ernst Volgenau, William Brehm, or any of their permitted transferees) is a beneficial owner of more than 35% of the combined voting power of the resulting company; and, (c) at least a majority of the members of the Board of the resulting entity are incumbent Directors of the company immediately prior to the transaction.

Mr. Nadeau’s employment agreement contains customary restrictive covenants, including perpetual confidentiality obligations and employee non-solicitation and business non-compete provisions.

Severance and Change-of-Control Benefits

Pursuant to the employment agreements we have entered into with Dr. Sloane and Mr. Nadeau, they are entitled to specified benefits in the event of termination of or change in employment under specified circumstances, including termination following a change in control of our company. The other named executive officers currently do not have similar benefits.

The change-of-control benefits have been structured as “double trigger” benefits. The severance benefits are paid only if, upon a change in control, Dr. Sloane is subsequently not offered the position of President or CEO of the successor company’s ultimate parent company, and in the case of Mr. Nadeau, if he is not offered the position of Chief Financial Officer or operating sector lead of the combined or surviving company. We believe a “double trigger” benefit maximizes stockholder value because it prevents an unintended windfall to Dr. Sloane or Mr. Nadeau in the event of a friendly change of control, while still providing them appropriate protection in the event a change in control results in the loss of job or position.

We have provided more detailed information about these benefits, along with estimates of their value under various circumstances in the “Potential Payments Upon Termination or Change of Control” section of this Proxy Statement.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to our CEO and the other named executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. The Compensation and Personnel Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to our named executive officers in a manner that is intended to minimize disallowance of deductions under Section 162(m). The Compensation and Personnel Committee, however, reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation and Personnel Committee believes such payments are appropriate and in the best interests of SRA and our stockholders, after taking into consideration business conditions and the performance of its employees.

Clawback

Effective October 28, 2009, the CEO recommended, and the Compensation and Personnel Committee as well as the full Board, approved and implemented a clawback policy which governs annual cash incentives and equity grants made to all of our employees, including the named executive officers. Specifically, the Board shall, in all appropriate circumstances, require reimbursement of any annual cash incentive payment or annual equity award to an SRA Incentive Plan Participant where:

(1)	the incentive payment or equity award was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of SRA financial statements filed with the SEC;

(2)	the Board determines the SRA Incentive Plan Participant engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and

(3)	a lower incentive payment or equity award would have been made to the SRA Incentive Plan Participant based upon the restated financial results.

Anticipated Changes in Fiscal 2011

The CEO proposed, and the Compensation and Personnel Committee approved, three changes to SRA’s executive compensation program that are anticipated to be implemented in fiscal year 2011.

The first change is to the metrics and weightings used in our cash incentive plan. Beginning in fiscal 2011, our annual cash bonuses will based on four core financial metrics: revenue, operating income, net orders and free cash flow. Each metric has a minimum level score, a target level and a stretch level score, with no individual metric multiple to exceed 2.0 (previously this was at 1.8) and the overall quantitative metric maximum multiple remaining at 1.69. Operating income will be weighted at 30%; diluted earnings per share DEPS will be removed from the cash bonus metrics as it is a duplicative metric to operating income; orders will be changed to net orders (i.e. de-obligations/reductions in backlog would offset the amount of gross wins); net orders will be weighted at 30%; and, subject to approval of the stockholders of the 2010 Plan at the annual company meeting, days sales outstanding (DSO) metric will be replaced by free cash flow (FCF), which includes operating cash flows less capital expenditures and free cash flow will be weighted at 20%. We believe that free cash flow is a useful metric because it measures performance for a period of time and includes all elements affecting operating cash flow, as compared to DSO, which is a point in time measure and measures only the impact of accounts receivable on operating cash flow. If the change to free cash flow is not approved by the shareholders at the annual company meeting, then DSO will remain in the calculation and will be weighted at 20%. The following chart details these anticipated changes to our cash bonus program metrics:

FY 2010
Measure	Weight
Revenue ($M)	21%
Operating Income ($M)	21%
DEPS	21%
Orders ($M)	21%
DSO (Q4)	16%

Total	100%

FY 2011 Proposed
Measure	Weight
Revenue ($M)	20%
Operating Income	30%
Net Orders ($M)	30%
FCF	20%

Total	100%

The second change is the adoption of an executive physical benefit for our named executive officers and other senior management and executive officers. This benefit was recommend by the CEO and approved by the Compensation and Personnel Committee. The intent of this benefit is to maintain the health of members of our core executive team who are crucial to the day-to-day operations and long-term success of the organization. This taxable benefit provides an annual reimbursable expense up to $8,000 per fiscal year and is intended to cover an executive level physical that is not covered by our core medical insurance program. Executives will only be reimbursed for the portion of the $8,000 that is used. If an expense is not submitted then the executive forfeits all rights to the $8,000 benefit.

The third change is the stock option to restricted stock ratio used for equity awards. During fiscal 2010, we used a ratio of three stock options to every one share of restricted stock granted. This ratio was applied to all equity grants made throughout the company. Beginning in fiscal 2011, we have established a tiered approach for the stock option to restricted stock ratio. Named executive officers will receive a ratio of four stock options for every one share of restricted stock. This change results in a larger component of performance based equity (i.e. stock options) being provided to the executives who have a greater influence on the performance of the company.

Compensation Risk Assessment

The Compensation and Personnel Committee believes that the design and mix of our compensation program appropriately encourages our employees to focus on the creation of long-term shareholder value while also serving to attract, retain and motivate needed talent. We believe our approach to setting company and individual goals with target payouts at multiple levels of performance, encourages a level of risk-taking behavior consistent with the company’s business. We also believe we have allocated our compensation among base salary, annual cash incentives and long-term equity compensation in such a way as to not encourage excessive risk-taking.

In its discussions, the Compensation and Personnel Committee noted the following attributes of our compensation program:

•	There is a balance between short- and long-term financial and strategic objectives, which reward managers for continuous improvement in earnings and growth in stockholder value.

•

A significant portion of our management compensation is “at risk” and dependent upon the achievement of specific company-wide strategic operational and financial goals, as well as individual goals and associated performance that is objectively determined with verifiable results. These corporate goals have pre-established minimum, target and stretch performance level goals, with individual metric and overall maximums.

•	The Compensation and Personnel Committee considers other qualitative measures in determining actual compensation payouts.

•

A significant portion of our executives’ total compensation consists of stock options and restricted stock. The equity awards generally vest at a rate of 25% per year on the first four anniversaries of the date of grant, which we believe encourages our executives to focus on the company’s long term performance.

•

We have adopted a clawback policy that entitles the company to require reimbursement of any annual cash incentive payment or annual equity award from named executive officers and other recipients if financial results determining incentive payments or equity awards are subsequently the subject of a substantial restatement of the company’s financial statements filed with the SEC and upon the occurrence of other specified events.

Based on this review and the currently known facts and circumstances, the Compensation and Personnel Committee’s belief is that the company’s compensation policies and practices, individually and in the aggregate, do not create known risks that are reasonably likely to have a material adverse effect on the company.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(in thousands, except share and per share amounts)

The financial measures shown below, including operating income, as adjusted, net income, as adjusted and diluted earnings per share, as adjusted, are non-GAAP financial measures. We believe these non-GAAP measures provide investors with useful supplemental information regarding underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. These measures are not calculated through the application of GAAP and are not the required form of disclosure by the SEC. As such, they should not be considered as substitutes for the most directly comparable GAAP measures and should not be used in isolation, but in conjunction with these GAAP measures. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. Reconciliations to the most directly comparable GAAP financial measures are included in the table below.

Year Ended June 30, 2010
Operating income, as reported	$61,093
Add: Impairment of goodwill and long-lived assets	61,315
Less: Settlement of claims against Era sellers	(3,361)

Non-GAAP operating income, as adjusted	$119,047

Net income, as reported	18,415
Add: Impairment of goodwill and long-lived assets	61,315
Less: Settlement of claims against Era sellers	(3,361)
Less: Income tax effect of the items above	(523)

Non-GAAP net income, as adjusted	$75,846
Less: allocation of earnings to unvested restricted shares	(888)

Non-GAAP net income for the computation of earnings per share	$74,958

Diluted weighted-average shares outstanding, as reported	57,259

Diluted earnings per share, as reported	$0.32

Non-GAAP diluted earnings per share, as adjusted	$1.31

COMPENSATION AND PERSONNEL COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The Compensation and Personnel Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with the company’s management. Based on its review and discussions with management, the Compensation and Personnel Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Annual Report on Form 10-K for the fiscal year ended June 30, 2010. 1

Compensation and Personnel Committee

Mr. David H. Langstaff (Chairman)

Miles R. Gilburne

W. Robert Grafton

Dr. Gail R. Wilensky

[1]	The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, other than the company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the fiscal years ended June 30, 2010, 2009 and 2008 earned by or paid to our Chairman, our President and CEO, our Chief Financial Officer, and our three additional most highly-compensated executive officers, referred to as our named executive officers, as determined in accordance with applicable SEC rules (to the extent these individuals were named executive officers for any such years).

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
Ernst Volgenau,	2010	$195,000	$—	$—	$—	$—	$4,375	$199,375
Chairman	2009	195,000	—	—	—	—	4,375	199,375
	2008	195,000	—	—	—	—	4,375	199,375

Stanton D. Sloane,	2010	680,000	—	—	84,537	626,441	19,375	1,410,353
President and Chief Executive Officer	2009	677,500	125,000	—	164,638	403,136	76,375	1,446,649
	2008	650,000	125,000	—	43,727	325,812	100,375	1,244,914

Richard J. Nadeau, (6)	2010	401,667	—	—	—	334,466	4,375	740,508
Executive Vice President and Chief Financial Officer	2009	32,500	15,000	119,729	412,963	13,000	—	593,192

Timothy J. Atkin, (7)	2010	350,000	—	197,045	237,970	291,480	1,851	1,078,346
Executive Vice President and Chief Operating Officer	2009	307,708	—	292,893	129,077	170,322	1,519	901,519

Joseph P. Burke, (8)	2010	310,000	—	193,872	234,139	258,168	4,375	1,000,554
Senior Vice President, Offerings and Products	2009	297,917	—	150,018	—	176,138	4,375	628,448

Jeffrey J. Rydant, (9)	2010	300,000	—	170,961	206,469	249,840	4,375	931,645
Senior Vice President, Marketing & Sales

(1)	On August 1, 2008, the Compensation and Personnel Committee increased Dr. Sloane’s salary from $650,000 to $680,000.
(2)	The bonus for Dr. Sloane of $125,000 in fiscal 2008 and fiscal 2009 represent the second and final installments, respectively, of his hiring bonus. The bonus for Mr. Nadeau of $15,000 in fiscal 2009 represents a one-time signing bonus.
(3)	The amounts in these columns represent the aggregate grant date fair value computed in accordance with ASC 718. A discussion of the assumptions used in calculating these values may be found in “Note 1—Summary of Significant Accounting Policies” in the 2010 Annual Report on Form 10-K.
(4)	In fiscal 2008, our executive cash incentive bonuses were paid over a three year period, with 70% of the earned amount paid at the end of the fiscal year for which it was initially earned. The remaining 30% was paid in equal amounts of 15% at the end of the next two fiscal years, as long as the executive remained employed by our company. Amounts in this column for fiscal 2008 reflect 70% of the bonuses earned for the indicated fiscal year and 15% of the bonuses earned for each of the two prior fiscal years. In fiscal 2009, our executive cash incentive bonuses were paid over a one year period, with payment of 100% of the bonus earned for the indicated fiscal year, 30% of the bonus earned for fiscal 2008 and 15% of the bonus earned for fiscal 2007. The actual amount earned under the annual incentive plan by Dr. Sloane was $442,400, $256,221 and $626,441, in fiscal 2008, 2009 and 2010. The actual amount earned under the annual incentive plan by Mr. Atkin was $102,574 and $291,480, in fiscal 2009 and 2010. The actual amount earned under the annual incentive plan by Mr. Burke was $108,000 and $258,168, in fiscal 2009 and 2010. The actual amount earned under the annual incentive plan by Mr. Nadeau was $13,000 (prorated for one month of employment) and $334,466, in fiscal 2009 and 2010 respectively.

(5)	For Dr. Sloane for fiscal 2008 and fiscal 2009, this amount consists of both his $8,000 monthly housing allowance and his annual 401(k) company matching contribution. His housing allowance was guaranteed for a period of two years. For Dr. Sloane for fiscal 2010, this amount consists of a reimbursement of $15,000 for legal fees incurred during the negotiation of his employment agreement and his annual 401(k) company matching contribution. For the other named executive officers, this amount consists of their annual 401(k) company matching contributions.
(6)	Mr. Nadeau was appointed Executive Vice President and Chief Financial Officer effective June 1, 2009. His fiscal 2009 salary reflects one month of employment.
(7)	Mr. Atkin was appointed Chief Operating Officer and Executive Vice President on December 22, 2008 and was not a named executive officer in fiscal 2008.
(8)	Mr. Burke was not a named executive officer in fiscal 2008.
(9)	Mr. Rydant was not a named executive officer in fiscal 2008 or 2009.

Grants of Plan-Based Awards

The following table sets forth information regarding cash incentive awards, options granted and restricted stock awards made to our named executive officers during fiscal 2010. All of these awards were granted under our 2002 Plan.

Grants of Plan-Based Awards - Fiscal 2010

Name of Executive	Grant Date (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#) (3)	All Other Option Awards: Number of Securities Underlying Options(#) (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold ($) (2)	Target ($) (2)	Maximum ($) (2)
Ernst Volgenau	—	—	—	—	—	—	—	—

Stanton D. Sloane	8/17/2009	0	$680,000	$1,149,200	—	10,458	$20.08	$84,537

Richard J. Nadeau	—	0	321,293	542,985	—	—	—	—

Timothy J. Atkin	8/17/2009	0	280,000	473,200	9,813	29,439	20.08	435,015

Joseph P. Burke	8/17/2009	0	248,000	419,120	9,655	28,965	20.08	428,011

Jeffrey R. Rydant	8/17/2009	0	240,000	405,600	8,514	25,542	20.08	377,430

(1)	Equity grants made to the executive officers effective August 17, 2009 were based upon the Compensation and Personnel Committee’s evaluation of the executive’s performance for fiscal 2009.

(2)	The amount set forth in the “target” column represents the target annual cash incentive plan payment established for each named executive officer. The amount in the “threshold” column represents the minimum that would be earned if qualitative multiplier or the quantitative multiplier was 0. The amount under the “maximum” column represents the maximum that could be earned if the qualitative multiplier was 1.0 and the quantitative multiplier was 1.69, which are the highest multipliers attainable in each case.

The actual amount earned under our annual cash incentive plan by each of the named executive officers for fiscal 2010 performance was as follows: Stanton Sloane, $626,441; Richard Nadeau, $334,466; Timothy Atkin, $291,480; Joseph Burke, $258,168; and Jeffrey Rydant, $249,840. Mr. Volgenau does not participate in the annual cash incentive plan and therefore did not receive a payment in fiscal 2010.

A complete description of our annual cash incentive plan, and the determination of the target amounts for each named executive officer, is found in the Compensation Discussion and Analysis of this Proxy Statement, in the section entitled “Annual Cash Incentives.”

(3)	Amounts in these columns reflect restricted stock and options granted to named executive officers in fiscal 2010 under the 2002 Plan. The restricted stock and options vest over a four-year period, at a rate of 25% per year.

(4)	The amounts in these columns represent the aggregate grant date fair value computed in accordance with ASC 718.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding stock options and restricted stock awards held by our named executive officers as of fiscal 2010 year-end on June 30, 2010. Stock options granted prior to May 2002 were granted under our 1994 Stock Option Plan. Stock options and restricted stock awards granted after May 2002 were granted under our 2002 Plan.

Outstanding Equity Awards at Fiscal Year End

Name of Executive	Grant Date	Option Awards				Stock Awards
		Number of Shares Underlying Unexercised Options Exercisable (#) (1)	Number of Shares Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($) (2)	Option Expiration Date (3)	Number of Shares that Have Not Vested (#) (1)	Market Value of Shares that Have Not Vested ($) (4)
Ernst Volgenau		—	—	—	—	—	—

Stanton D. Sloane	5/7/2007	150,000	50,000	$25.8100	5/7/2017	31,250	$614,687
	8/13/2007	2,306	2,306	25.5900	8/13/2017	—	—
	8/15/2008	4,725	14,175	23.3600	8/15/2018	—	—
	8/17/2009	—	10,458	20.0800	8/17/2019	—	—

Richard J. Nadeau	6/1/2009	14,025	42,075	17.8700	6/1/2019	5,025	98,842

Timothy J. Atkin	8/5/2004	5,810	—	21.1300	8/5/2014	—	—
	8/4/2005	20,150	—	35.4000	8/4/2015	—	—
	8/7/2006	3,298	1,099	25.1050	8/7/2016	275	5,409
	8/13/2007	2,532	2,532	25.5900	8/13/2017	634	12,471
	2/8/2008	—	—	—	—	1,750	34,422
	8/15/2008	—	—	—	—	6,420	126,281
	2/16/2009	6,500	19,500	14.2900	2/16/2019	4,875	95,891
	8/17/2009	—	29,439	20.0800	8/17/2019	9,813	193,022

Joseph P. Burke	6/30/2000	5,418	—	4.7685	6/30/2015	—	—
	6/30/2001	9,096	—	4.2500	6/30/2016	—	—
	8/15/2002	18,960	—	12.4000	8/15/2017	—	—
	8/7/2003	11,820	—	16.7950	8/7/2013	—	—
	8/5/2004	15,540	—	21.1300	8/5/2014	—	—
	8/4/2005	17,400	—	35.4000	8/4/2015	—	—
	8/7/2006	3,626	1,208	25.1050	8/7/2016	302	5,940
	8/13/2007	2,406	2,406	25.5900	8/13/2017	602	11,841
	5/9/2008	—	—	—	—	1,750	34,422
	8/15/2008	—	—	—	—	4,815	94,711
	8/17/2009	—	28,965	20.0800	8/17/2019	9,655	189,914

Jeffrey R. Rydant	8/15/2008	—	—	—	—	4,500	88,515
	8/17/2009	—	25,542	20.0800	8/17/2019	8,514	167,470

(1)	In each case, the option or restricted stock award vests in 25% increments on the first four anniversaries of the grant date. All options listed are nonqualified stock options.
(2)	For options granted subsequent to April 2007, the exercise price is equal to the closing price of our class A common stock on the NYSE on the date of grant. Option grants made prior to April 2007 have an exercise price equal to the average of the high and low trading prices of the class A common stock on the date of grant.
(3)	The expiration date is 10 years from the grant date, except for grants made between June 30, 1999 and August 15, 2002, in which case the expiration date is 15 years from the grant date.
(4)	Based on $19.67 per share, the closing price of our class A common stock on June 30, 2010, the last trading day of fiscal 2010.

Stock Option Exercises and Restricted Stock Vesting

The following table provides information on (1) stock option exercises by the named executive officers during fiscal 2010, including the number of shares acquired upon exercise and the value realized, and (2) the number of shares acquired upon the vesting of restricted stock awards held by the named executive officers in fiscal 2010 and the value realized.

Option Exercises and Stock Vested – Fiscal 2010

Name of Executive	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (1)
Ernst Volgenau	—	—	—		—
Stanton D. Sloane	—	—	31,250	(2)	659,062
Richard J. Nadeau	—	—	1,675	(3)	35,610
Timothy J. Atkin	—	—	5,234	(4)	98,265
Joseph P. Burke	—	—	3,085	(5)	62,253
Jeffrey R. Rydant	—	—	1,812	(6)	36,649

(1)	Based on the closing price per share of our class A common stock on the vesting date.
(2)	Represents vesting of the third 25% of a 125,000 restricted stock share grant awarded on May 7, 2007.
(3)	Represents vesting of the first 25% of a 6,700 restricted stock share grant awarded on June 1, 2009.
(4)	Represents vesting of the third 25% of a 1,100 restricted stock share grant awarded on August 7, 2006, the second 25% of a 1,268 restricted stock share grant awarded on August 13, 2007, the second 25% of a 3,500 restricted stock share grant awarded on February 8, 2008, the first 25% of a 8,562 restricted stock share grant awarded on August 15, 2008 and the first 25% of a 6,500 restricted stock share grant awarded on February 16, 2009.
(5)	Represents vesting of the third 25% of a 1,209 restricted stock share grant awarded on August 7, 2006, the second 25% of a 1,204 restricted stock share grant awarded on August 13, 2007, the second 25% of a 3,500 restricted stock share grant awarded on May 9, 2008, and the first 25% of a 6,422 restricted stock share grant awarded on August 15, 2008.
(6)	Represents vesting of the fourth 25% of a 1,250 restricted stock share grant awarded on September 15, 2005 and the first 25% of a 6,000 restricted stock share grant awarded on August 15, 2008.

Non Qualified Deferred Compensation

The following table summarizes the compensation deferred during fiscal 2010 by the named executive officers under the Deferred Compensation Plan for Key Employees of SRA International, Inc., or the 1995 Plan, and the 2005 Deferred Compensation Plan for Key Employees of SRA International, Inc., or the 2005 Plan, both of which are irrevocable “rabbi trusts.” A rabbi trust is a grantor trust, the assets of which are reachable by our creditors in the event of a bankruptcy.

Fiscal 2010 Nonqualified Deferred Compensation

Name of Executive	Executive Contributions in Fiscal 2010	Registrant Contributions in Fiscal 2010	Aggregate Earnings in Fiscal 2010	Aggregate Withdrawals/ Distributions	Aggregate Balance at Fiscal 2010 End
Ernst Volgenau	—	—	—	—	—
Stanton D. Sloane	—	—	—	—	—
Richard J. Nadeau	—	—	—	—	—
Timothy J. Atkin	—	—	$83	—	$62,829
Joseph P. Burke	—	—	—	—	—
Jeffrey R. Rydant	—	—	141	46,105	92,351

During fiscal 2010, executives were permitted to voluntarily defer up to 50% of their base salary and up to 100% (less statutory tax withholding) of their paid cash incentive bonus into the 2005 Plan. At the time a deferral election is made, the executive may elect the time and manner of distribution, subject to Internal Revenue Service regulations, including recent 409A legislation. Salary and bonus amounts deferred remain assets of our company during the period of deferral. Once deferred, the executive may request that we invest their deferrals in a variety of mutual funds managed by Fidelity Investments. Since 2005, executives may no longer contribute to the 1995 Plan, although their balances and deferral elections remain in place pursuant to their original elections. Deferrals may be invested similar to the 2005 Plan.

Potential Payments Upon Termination or Change of Control

Pursuant to the employment agreements we have entered into with Dr. Sloane and Mr. Nadeau, and the agreements associated with their equity grants, they are entitled to specified benefits in the event of termination of or change in employment under specified circumstances, including following a change in control of our company. Dr. Sloane and Mr. Nadeau currently are the only named executive officers with these benefits.

Involuntary Termination. Dr. Sloane: Dr. Sloane will be entitled to the following severance benefits in the event of an involuntary termination without “cause”, as defined in his agreement, whether before or after a change of control: (i) all wages earned prior to the termination of employment; (ii) all accrued but unused personal leave; (iii) up to 18 months of company paid health, dental, and vision coverage under COBRA, on an after tax basis; (iv) a distribution of all deferred compensation in accordance with the terms of the relevant deferred compensation plan; (v) lump-sum cash severance payment equal to Dr. Sloane’s annual base salary and target annual bonus; (vi) a prorated annual bonus for the year of termination at our sole discretion, based on the Board’s determination of projected performance; and (vii) immediate vesting of all unvested nonqualified stock options and restricted stock shares. The monthly company-paid COBRA benefits will be discontinued in the event Dr. Sloane becomes covered under the benefit plans and programs of any subsequent employer. Post-termination payment of cash bonus amounts, continuation of Dr. Sloane’s employee benefits, and immediate vesting of all unvested nonqualified stock options and restricted stock shares are contingent upon his execution of an agreement releasing SRA from any and all liability relating to his employment, and his compliance with the confidentiality, non-competition and non-solicitation covenants set forth or incorporated in his employment agreement.

Pursuant to the terms of his employment agreement, “cause” generally means: (i) a breach of the terms of the employment agreement; (ii) any allegation reasonably determined by the company to be credible of any act of fraud, embezzlement, misappropriation of assets, or dishonesty; (iii) disloyalty to SRA by knowingly and intentionally aiding a competitor resulting in material harm to SRA; (iv) knowingly violation of state or federal law that directly relates to the business affairs of SRA; (v) gross negligence in performing duties, conviction or a crime or misdemeanor, any action that harms our reputation or relationship with customers, stockholders or employees; or (vi) the failure to maintain the necessary governmental clearances. “Good reason” generally means: (i) a material diminution in the executive’s duties or responsibilities or (ii) a material change in his principal place of employment such that his commuting distance has increased by more than fifty miles.

Mr. Nadeau: Mr. Nadeau will be entitled to the following severance benefits in the event of an involuntary termination without “cause” or termination for “good reason”, whether before or after a change of control: (i) all wages earned but unpaid prior to the termination date, payable within 60 days of termination; (ii) all accrued but unused personal leave, payable within 60 days of termination; (iii) distributions under the deferred compensation plan, if Mr. Nadeau participated in such plan; (iv) a lump sum payment of any annual cash bonus earned and unpaid from the previous two fiscal years as of the termination date; (v) twelve (12) months of his base salary and (vi) for twelve months, the monthly amount equal to the cost of COBRA coverage, each payable in accordance with our normal payroll practices then in effect.

If Mr. Nadeau is terminated for “cause”, voluntarily terminates his employment or his employment is terminated upon his death or disability, he is entitled to receive (i) all wages earned but unpaid prior to the termination date, payable within 60 days of termination; (ii) all accrued but unused personal leave, payable within 60 days of termination; and (iii) distributions under the deferred compensation plan, if Mr. Nadeau participates in such plan. He may elect to continue his health coverage under COBRA at his cost. Mr. Nadeau’s employment agreement also contains provisions whereby Mr. Nadeau agreed to protection of our proprietary information, a one year non-competition obligation and a two year non-solicitation obligation.

Under the terms of his agreement, “cause” generally means: (i) a breach of the terms of the employment agreement; (ii) any allegation reasonably determined by the company to be credible of any act of fraud, disloyalty, negligence in performing duties, a crime or misdemeanor, any action that harms our reputation or relationship with customers, stockholders or employees; or (iii) the failure to maintain the necessary governmental clearances. “Good reason” generally means: (i) a material diminution in the executive’s duties or responsibilities or (ii) a material change in Mr. Nadeau’s principal place of employment such that his commuting distance has increased by more than fifty miles.

The following table sets forth an estimate of the benefits that would have accrued for Dr. Sloane in the event employment had been terminated without cause as of the end of fiscal 2010.

Benefit	Estimated Value ($)
Vesting of options and restricted shares (1)	$614,687
Cash severance payment (2)	2,040,000
Continuation of benefits for 18 months (3)	34,461

Total potential payments	$2,689,148

(1)	Based on the number of shares that vest multiplied by $19.67, the closing price of our class A common stock on June 30, 2010, the last trading day of fiscal 2010, and, in the case of options, after deducting the aggregate exercise price of the options that vest.
(2)	Includes Dr. Sloane’s annual salary of $680,000 as of June 30, 2010, his target annual bonus for fiscal 2010 of $680,000, as set forth in his employment agreement, dated May 28, 2010, and his potential prorated annual bonus for year of termination of $680,000.
(3)	Based on employer cost of premiums and other benefit costs in effect on the last day of fiscal 2010.

The following table sets forth an estimate of the benefits that would have accrued for Mr. Nadeau in the event employment had been terminated without cause, or if he terminated his employment for “good reason” as of the end of fiscal 2010.

Benefit	Estimated Value ($)
Base salary continuation for 12 months	$410,000
Continuation of COBRA for 12 months (1)	12,705
Unvested annual cash incentives (2)	—

Total potential payments	$422,705

(1)	Based on employer cost of premiums in effect on the last day of fiscal 2010.
(2)	Beginning in fiscal 2009, all annual cash incentives were paid out at 100%. There is no unvested portion as of June 30, 2010.

Change of Control. The following tables set forth an estimate of the benefits that would have accrued to Dr. Sloane and Mr. Nadeau in the event our company had experienced a change of control, as such term is defined in their respective employment agreements, as of the end of fiscal 2010.

Dr. Sloane: In the event of a change in control that results in Dr. Sloane not receiving an offer of employment to serve as the President and CEO of the surviving entity, or parent company thereof, then all of

Dr. Sloane’s outstanding, unvested nonqualified stock options and restricted stock will vest as of the effective date of the change in control. For the purpose of his agreement, change in control means the consummation of a merger, reorganization, consolidation or similar transaction, unless our voting stock represents more than 50% of the voting power of the surviving entity, or stockholder approval of the sale of all or substantially all SRA assets or a plan of liquidation of SRA, unless our voting stock represents more than 50% of the voting power of the purchasing entity.

Mr. Nadeau: If, upon a change in control, we become a subsidiary of the acquiror and Mr. Nadeau is not offered the position of Chief Financial Officer or an operating sector leader, or, if upon a change in control, we do not become a subsidiary of the acquiror and Mr. Nadeau is not offered the position of Chief Financial Officer or operating sector leader, then Mr. Nadeau shall receive the following benefit, as applicable:

•

If Mr. Nadeau is offered a position with the material responsibilities of a Chief Financial Officer or operating sector leader of a division roughly equal to the size of the company prior to the change in control, then 80% of all unvested nonstatutory options and shares of restricted stock shall vest in full as of the date of the change in control, and provided that Mr. Nadeau remains employed with the acquiror or the company for one year following the change in control, the remaining 20% of such unvested nonqualified options and restricted stock shall vest as of the one year anniversary of the change in control; or

•

If Mr. Nadeau does not receive, in connection with the change in control, an offer of employment with the material responsibilities of a Chief Financial Officer or operating sector leader of a division roughly equal to the size of the company prior to the change in control, then all of the unvested nonqualified options and restricted stock shall vest in full as of the date of the change in control.

For purposes of his agreement, “change in control” generally means the occurrence of any of the following: (i) a new significant stockholder acquires more than 35% of the voting power of the company, subject to certain exceptions; (ii) a material change in the composition of our Board of Directors; or (iii) a merger, reorganization, asset sale or similar transaction, subject to certain exceptions.

Benefit	Dr. Sloane Estimated Value
Vesting of options and restricted shares (1)	$614,687

Benefit	Mr. Nadeau Estimated Value 80%	Mr. Nadeau Estimated Value 100%
Vesting of options and restricted shares (1)	$139,661	$174,577

(1)	Based on the number of shares that vest multiplied by $19.67, the closing price of our class A common stock on June 30, 2010, the last trading day of fiscal 2010, and, in the case of options, after deducting the aggregate exercise price of the options that vest.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the securities authorized for issuance under our equity compensation plans as of June 30, 2010:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted- average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (1)
Equity compensation plans approved by security holders	5,724,327	20.61	9,983,185	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	5,724,327	20.61	9,983,185	(2)

(1)	In addition to being available for future issuance upon exercise of options that may be granted after June 30, 2010, the 9,794,014 shares available for future issuance under the 2002 Plan may instead be issued in the form of restricted stock or other equity-based awards.
(2)	Includes 9,794,014 shares of class A common stock issuable under our 2002 Plan. Under the terms of the 2002 Plan, the number of shares available for issuance is automatically increased every July 1, through fiscal year 2012, by an amount equal to the lesser of (i) 2,352,940 shares of class A common stock, (ii) 3% of the outstanding shares of class A common stock and class B common stock on such date or (iii) an amount determined by our Board of Directors. On July 1, 2010, an additional 1,725,959 shares of class A common stock were reserved for issuance under the terms of the 2002 Plan pursuant to this automatic increase provision. The amount reported in this column also includes 189,171 shares issuable under our 2004 Employee Stock Purchase Plan, including shares issuable in connection with the current offering period, which ends on September 30, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Kathleen Yoshida, the daughter of Mr. Burke, is employed by us as a senior principal. For fiscal 2010, her salary and other compensation paid by us totaled $155,943.

Ms. Yoshida participates in our 401(k) plan and is eligible to receive matching contributions in accordance with company policy, and received equity awards in fiscal 2010 of an amount consistent with the fiscal 2010 equity award grants made to similarly situated employees.

The Board of Directors has adopted a policy that all transactions between us, on the one hand, and our officers, Directors, greater than 5% stockholders and their respective immediate family members and affiliates, on the other hand, must be (i) approved by a majority of the disinterested members of the Board of Directors and (ii) on terms no less favorable to us than could be obtained from unaffiliated third parties. Transactions involving compensation for services provided to us as an employee, Director, consultant or similar capacity by a related person are not covered by this policy.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation and Personnel Committee during fiscal 2010 were Mr. Langstaff, Admiral Giambastiani, and Dr. Wilensky. No member of the Compensation and Personnel Committee was at any time during fiscal 2009 an officer or employee of our company or any of our subsidiaries, and no member has ever served as an executive officer of our company. None of our executive officers serves or, during fiscal 2010, served as a member of the board of directors or the Compensation and Personnel Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation and Personnel Committee.

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee reviewed our audited financial statements for the fiscal year ended June 30, 2010 and discussed these financial statements with our management and Deloitte & Touche LLP, our independent registered public accounting firm. Management is responsible for the preparation, presentation, and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies we use. The independent registered public accounting firm is responsible for auditing our financial statements and for reviewing our unaudited interim financial statements. The Audit and Finance Committee is responsible for monitoring and overseeing these processes.

The Audit and Finance Committee has also received from, and discussed with, our independent registered public accounting firm various communications that they are required to provide to the Audit and Finance Committee, including, as amended, the matters required to be discussed by Statement on Auditing Standards No. 61, SAS 61, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. SAS 61 requires our independent registered public accounting firm to discuss with our Audit and Finance Committee, among other things, the following:

•	methods to account for significant, unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•

the process used by management in formulating particularly sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusions regarding the reasonableness of those estimates; and

•	disagreements, if any, with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Audit and Finance Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence. In addition, the Audit and Finance Committee discussed with the independent registered public accounting firm its independence from us. The Audit and Finance Committee also considered whether the independent registered public accounting firm’s provision of other, non-audit related services to us are compatible with maintaining such auditors’ independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit and Finance Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010.1

Audit and Finance Committee

John W. Barter (Chairman)

Miles R. Gilburne

W. Robert Grafton

William T. Keevan

[1]	No portion of this Audit and Finance Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act, or the Exchange Act, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

PROPOSAL 2—APPROVAL OF THE SRA INTERNATIONAL, INC. 2010 INCENTIVE PLAN

We are requesting that the stockholders vote in favor of adopting the 2010 Plan, which was approved by the Board of Directors on July 27, 2010, as an amendment and restatement of our existing incentive plan, the 2002 Plan. In addition to providing cash incentive compensation, if approved by stockholders, the 2010 Plan will become the sole plan for providing equity-based incentive compensation to eligible employees, officers, Directors, consultants and advisors.

We believe that the use of incentive compensation is important to the company to attract, retain and motivate needed talent. The purpose of the 2010 Plan is to promote outstanding performance. The 2010 Plan gives the company the ability to provide these incentives through the issuance of options, restricted stock, restricted stock units, performance awards and other stock-based awards. The 2010 Plan is designed to allow the grant of awards to qualify as performance-based compensation under Section 162(m) of the Code, so that the compensation paid pursuant to such awards will be deductible for federal income tax purposes.

Summary of the 2010 Plan

The following is a summary of the material provisions of the 2010 Plan. A copy of the 2010 Plan is attached to this Proxy Statement as Appendix A.

Description of Awards

The 2010 Plan provides for the grant (each, an “Award”) of cash, incentive stock options within the meaning of Section 422 of the Code (“incentive stock options”), options not intended to qualify as incentive stock options (“nonstatutory stock options”), restricted stock awards, restricted stock unit awards, performance awards and other stock-based awards.

Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of class A common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options will be granted at an exercise price, that is no less than the fair market value of the class A common stock on the date of grant. The Compensation and Personnel Committee determines the period of time during which an option may be exercised, as well as any vesting schedule, except that no option may be exercised more than ten years after the date of grant.

Payment for class A common stock upon exercise of incentive stock options and nonstatutory stock options may be made (i) in cash or by check, payable to the order of the company; (ii) except as the Compensation and Personnel Committee may otherwise provide in a particular option agreement, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the company sufficient funds to pay the exercise price, or delivery by the participant to the company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the company cash or a check sufficient to pay the exercise price; (iii) by delivery of shares of class A common stock provided that such payment is permitted under applicable law and the shares were owned by the participant for such period as required by the Compensation and Personnel Committee; (iv) to the extent permitted by the option agreement, by directing the company to withhold from the shares to be issued upon exercise of the option a number of shares having a fair market value not in excess of the aggregate exercise price of the option being exercised, with the payment of the balance by any of the foregoing means; or (v) through any combination of the foregoing methods of payment.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of class A common stock, subject to the right of the company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable awards are not satisfied prior to the end of the applicable restriction period established for such award. The Compensation and Personnel Committee will determine the terms and conditions, including repurchase (or forfeiture) conditions and the issue price, if any, of any restricted stock award.

Restricted Stock Unit Awards. Restricted stock unit awards provide for the issuance of shares of class A common stock (or the cash equivalent, as determined by the Compensation and Personnel Committee), subject to the terms and conditions in the award agreement.

Performance Awards. The Compensation and Personnel Committee may grant awards that provide for the payment of cash or the issuance of shares to a participant subject to the attainment of one or more performance goals that are intended to comply with Section 162(m) of the Code, and such other terms and conditions as may be determined by the Compensation and Personnel Committee. The maximum cash amount payable to any employee pursuant to all performance awards granted to the employee during a calendar year may not exceed $3 million.

Performance goals may be based on:

•	earnings (including earnings before interest, taxes, depreciation and amortization);

•	earnings per share (including without limitation on a diluted basis);

•	sales;

•	revenues (including without limitation labor-based revenue for services performed by employees as distinct from labor performed by subcontractors);

•	expenses (including without limitation sales and general administrative expenses);

•	cash flow (including without limitation free cash flow);

•	economic value added;

•	total shareholder return;

•	return on assets;

•	equity or invested capital;

•	customer or client orders (value of new contracts awarded);

•	days sales outstanding (as a measure of the time required to collect accounts receivable after earning revenue);

•	employee satisfaction (as measured by employee surveys or otherwise);

•	voluntary attrition (as a measure of employee satisfaction);

•	regulatory compliance;

•	satisfactory internal or external audits;

•	improvement of financial ratings;

•	achievement of balance sheet or income statement objectives;

•	implementation or completion of one or more projects or transactions (including mergers, acquisitions, dispositions, and restructurings);

•	working capital; or

•	any other objective goals established by the Compensation and Personnel Committee.

The performance goals may be based on the performance of the company, the performance of one or more of the company’s affiliates, or the performance of the department, branch, or division in which the participant works.

Other Stock-Based Awards. Under the 2010 Plan, the Compensation and Personnel Committee has the right to grant other awards based upon common stock, having such terms and conditions as the Compensation and Personnel Committee may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into class A common stock and the grant of stock appreciation rights, provided that in no event will any such stock appreciation rights have a term in excess of ten years or a per share price that is less than the fair market value of a share on the date of grant of the stock appreciation right.

Shares Available for Issuance Under the 2010 Plan

The maximum number of shares of class A common stock available for issuance under the 2010 Plan is 11.2 million shares as of September 1, 2010 (subject to adjustment in connection with changes in capitalization and reorganization events described under “Certain Other Events” below). Each option and stock appreciation right granted under the 2010 Plan after August 31, 2010 reduces the available shares by one share for each share subject to the option or stock appreciation right. Each other Award granted after August 31, 2010 under the 2010 Plan reduces the available shares by two shares for each share subject to the Award.

If after August 31, 2010 any Award granted under the 2010 Plan (including Awards under the 2002 Plan prior to its amendment and restatement) expires or is terminated, surrendered, canceled without having been fully exercised or paid, or is forfeited or settled for cash, the unused shares of class A common stock covered by such Award will again be available for grant under the 2010 Plan, subject, however, in the case of incentive stock options to any limitations under the Code. Shares that again become available for grant will be added back as one share for each share under an option and stock appreciation right and as two shares for each share subject to any other Award.

The following shares will not be added to the shares available for grant: (i) shares withheld by the company or tendered by the participant in payment of withholding taxes or the exercise price of an Award and (ii) shares repurchased by the company on the open market with the proceeds of the exercise price of an Award. In addition, the full number of shares subject to an option or stock appreciation right shall reduce the shares available for grant regardless of the number of shares actually issued on settlement of the option or stock appreciation right.

Shares covered by or issued under Awards made in substitution for options and other awards granted by a corporation (i) merged into or consolidated with the company (ii) or a substantial portion of the property or stock of which is acquired by the company do not reduce the maximum number of shares that may be issued under the 2010 Plan.

Per Participant Limit

The maximum number of shares of class A common stock with respect to which awards can be granted to any participant during a calendar year is one million shares.

Equity Compensation Plan Information

The following table provides the number of shares subject to outstanding awards and the under the 2002 Plan as of August 31, 2010:

Number of Stock Options Outstanding	6,228,951
Weighted Average Exercise Price	$20.53
Weighted Average Term (in years)	6.0

Number of Unvested Restricted Shares	865,104

Although there were approximately 10,610,575 shares available for future grant under the 2002 Plan as of August 31, 2010, as described above the available shares under the 2010 Plan (which is an amendment and restatement of the 2002 Plan) as of September 1, 2010 is 11.2 million shares. If approved by stockholders, the 2010 Plan will become the sole plan for providing equity-based incentive compensation to eligible employees, officers, Directors, consultants and advisers.

Eligibility to Receive Awards

Officers, employees, Directors of, and consultants and advisors to the company are eligible to be granted Awards under the 2010 Plan. Under present law, however, incentive stock options may be granted only to employees.

As of August 31, 2010, the company had 7,091 employees, including officers, and eight (8) non-employee Directors. All employees and non-employee Directors were eligible to participate in the 2010 Plan. The number of individuals receiving Awards varies from year to year depending on various factors, such as the number of promotions and the company’s hiring needs during the year, and thus the company cannot now determine future Award recipients.

On September 16, 2010 the last reported sale price of the class A common stock on NYSE was $19.89 per share.

Administration

The 2010 Plan is administered by the Committee, or such other committee as may be designated by the Board. Each member of the Committee, which for purposes of Section 162(m) must have at least two members, must: (i) meet the standards of independence necessary to be classified as an “outside director” for purposes of Section 162(m); and (ii) be a non-employee Director for the purposes of Rule 16b-3 under the Exchange Act, as amended.

Subject to the provisions of the 2010 Plan, the Committee has the authority to select the persons to whom Awards are granted and determine the terms of each Award, including (i) the number of shares of class A common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options and (iv) the number of shares of class A common stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price. The Committee may delegate to one or more executive officers the authority to grant Awards to employees or officers of the company, provided the Committee will fix the terms of Awards to be granted by such executive officers.

The Compensation Committee may amend, modify or terminate any outstanding Award, including without limitation, substituting another Award of the same or a different type, and converting an incentive stock option into a nonstatutory stock option, subject to the participant’s consent if such amendment, modification or termination would materially or adversely affect the participant. Except in connection with a reorganization or certain changes in capitalization, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding options or stock appreciation rights, and further no outstanding options or stock appreciation rights may be cancelled in exchange for cash, other Awards, or options or stock appreciation rights with an exercise price that is less than the exercise price of the cancelled options or stock appreciation rights without stockholder approval.

The Compensation Committee may also accelerate the date on which an award becomes exercisable in full or in part, becomes free of some or all restrictions or conditions or becomes realizable in full or in part, as the case may be.

Duration, Amendment and Termination

The 2010 Plan will automatically terminate on July 27, 2020, but the vesting and effectiveness of Awards granted before those dates may extend beyond those dates. The Board may amend, suspend or terminate the 2010 Plan or any portion thereof at any time.

No Transfer of Awards for Value

Except as determined by the Compensation and Personnel Committee or provided in the award agreement, no Award under the 2010 Plan may be assigned, transferred or pledged except by will or the laws of descent and distribution. In no event may an Award be transferred for value (other than to the company).

No Repricing

The 2010 Plan prohibits the repricing of an option or stock appreciation right (except in connection with changes in capitalization and reorganization events described under “Certain Other Events” below) unless shareholder approval is obtained. For purposes of the 2010 Plan, a “repricing” means a reduction in the exercise price of an option or stock appreciation right, and the cancellation of an option or stock appreciation right in exchange for cash or another Award.

Dividends and Dividend Equivalents

The terms of an Award, other than an option or stock appreciation right, may provide a participant with the right, subject to such terms and conditions as the Committee may specify, to receive dividend payments or dividend equivalent payments with respect to shares of class A common stock covered by such Award, which payments (i) may be either made currently or credited to an account established for the participant, (ii) may be made contingent upon the achievement of one or more performance goals, and (iii) may be settled in cash or shares of class A common stock, as determined by the Committee; provided, however, that in no event will any dividends or dividend equivalents be paid out with respect to any unvested performance Awards.

Certain Other Events

Upon the occurrence of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of class A common stock other than a normal cash dividend, the Committee will make adjustments to the number and class of securities available under the 2010 Plan, the maximum number of shares with respect to which Awards may be granted to any participant per calendar year under the 2010 Plan, the number and class of security and exercise price subject to each outstanding option, the repurchase price subject to each outstanding restricted stock award, and the terms of each other outstanding stock-based award to the extent that the Committee determines in good faith that such adjustments are necessary and appropriate and that such change in capitalization not a “reorganization event” (as defined below).

In the event of a proposed liquidation or dissolution of the company, the Committee will upon written notice to the participants provide that all then unexercised options (whether vested or unvested) will (i) become exercisable in full as of a specified time at least ten business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Committee may also specify the effect of liquidation or dissolution on any restricted stock award or other award granted under the 2010 Plan at the time of the grant of such award.

In the event of a reorganization event (as defined below), the Committee will provide for such changes and adjustments, if any, to outstanding Awards as it may deem equitable, including without limitation: (i) adjusting the number or kind of shares subject to Awards and/or their exercise price (in the case of options and stock appreciation rights); (ii) providing for a substitution or assumption of the Award; and/or (iii) canceling all or a portion of an outstanding Award (including unvested Awards to the extent determined by the Committee) in exchange for, in the case of each affected Award, a cash payment in an amount equal to the fair value of the Award. The fair value of an option will be deemed to be the excess, if any, of the fair market value of the shares of class A common stock covered by the option over the aggregate exercise price of the option (in such event if an option has a per share exercise price that is equal to, or in excess of, the fair market value of a share, the option will be canceled and terminated without any payment or consideration therefor), and the fair value of a stock appreciation right will be determined in a corresponding manner and will be subject to cancellation in the same manner as an option where its exercise price is equal to, or in excess of, the fair market value of a share of class A common stock. For purposes of the 2010 Plan, a “reorganization event” is any merger or consolidation of the company with or into another entity or any exchange of all the class A common stock of the company for cash, securities or other property pursuant to a share exchange transaction.

Federal Income Tax Information

The following is a general summary of the current federal income tax treatment of Awards, which are authorized to be granted under the 2010 Plan, based upon the current provisions of the Code. The rules governing the tax treatment of such awards are technical, so the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, this discussion does not address the tax consequences under applicable state and local law.

Incentive Stock Options. A participant generally will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an incentive stock option within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of an incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below.

Nonqualified Stock Options, Restricted Stock Units, Performance Awards, Other Stock-Based Awards, and Dividend Equivalents. A participant generally is not required to recognize income on the grant of a nonqualified stock option, restricted stock units, a performance award, a stock award, or dividend equivalents. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option is exercised, or in the case of restricted stock units, performance awards, stock awards, and dividend equivalents, upon the issuance of shares and/or the payment of cash pursuant to the terms of the award. In general, the amount of ordinary income required to be recognized: (i) in the case of a nonqualified stock option, is an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price; and (ii) in the case of restricted stock units, performance awards, stock awards, and dividend equivalents, the amount of cash and/or the fair market value of any shares received in respect of the award, plus the amount of taxes withheld from such amounts.

Restricted Stock. Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the shares vest (i.e., become transferable or no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a participant makes a Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest.

Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares granted or awarded under the 2010 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a participant generally will be required to recognize ordinary income upon the disqualifying disposition.

Deductibility by the Company. The company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a participant is required to recognize income as a result of a disqualifying disposition, the company will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a nonqualified stock option (including an incentive stock option that is treated as a nonqualified stock option, as described above), restricted stock, restricted stock units, performance awards, other stock-based awards, and dividend equivalents, the company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied.

Parachute Payments. Where payments to certain employees that are contingent on a change in control exceed limits specified in the Code, the employee generally is liable for a 20% excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. The Committee may make awards as to which the vesting thereof is accelerated by a change in control of the company. Such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered with respect to certain company employees.

Performance-Based Compensation. Subject to certain exceptions, Section 162(m) disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The 2010 Plan has been designed to allow the Committee to grant Awards that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.” The company’s ability to grant Awards that qualify as “performance-based compensation” for Section 162(m) purposes is subject to stockholder approval of the 2010 Plan.

Tax Rules Affecting Nonqualified Deferred Compensation Plans. Section 409A of the Code imposes tax rules that apply to “nonqualified deferred compensation plans.” Failure to comply with, or to qualify for an exemption from, the rules with respect to an award could result in significant adverse tax results to the award recipient including immediate taxation upon vesting, an additional income tax of 20 percent of the amount of income so recognized, plus an interest-related tax.

Accounting Treatment

Under present accounting rules, the grant of options will result in a charge against the company’s earnings, based upon the fair market value of the option at the date of the grant, over the vesting period of the option. Stock grants (including performance awards) result in a charge against the company’s earnings based on the grant date price of the awards given. The charge will be recognized over the vesting period of the award, if applicable.

Board Recommendation

THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE 2010 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL.

PROPOSAL 3—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit and Finance Committee of the Board of Directors has selected the firm of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending on June 30, 2011. Deloitte & Touche LLP has served as our independent registered public accounting firm since March 2002. The Audit and Finance Committee, in its discretion, may select a different independent registered public accounting firm at any time during the fiscal year, if it determines that such a change would be in the best interests of the company and its stockholders. Although stockholder approval of the Audit and Finance Committee’s selection of Deloitte & Touche LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider the selection of Deloitte & Touche LLP.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years. All services provided by Deloitte & Touche LLP were approved by the Audit and Finance Committee.

Fee Category	Fiscal Year Ended June 30, 2010	Fiscal Year Ended June 30, 2009
Audit Fees (1)	$1,043,000	$925,600
Audit Related Fees (2)	—	35,000

Total Fees	$1,043,000	$960,600

(1)	“Audit fees” consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. Fiscal 2009 audit fees have been adjusted to reflect an additional $65,600 in fees billed subsequent to filing the fiscal 2009 Proxy Statement.
(2)	“Audit-related fees” in fiscal 2009 related to fees associated with responding to an SEC Comment Letter.

Pre-Approval Policies and Procedures

The Audit and Finance Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit and Finance Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit and Finance Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit and Finance Committee has also delegated to the Chairman of the Audit and Finance Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the Chairman of the Audit and Finance Committee pursuant to this delegated authority is reported at the next meeting of the Audit and Finance Committee.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2011.

OTHER MATTERS

This proxy statement and accompanying notice of meeting provide notice that the stockholders will be asked to vote on the election of the company’s nominees and the adoption of proposals 2 and 3 at the Annual Meeting. In accordance with the company’s By-Laws, no persons other than the company’s nominees may be nominated for Director election or elected at the Annual Meeting and no business may be transacted at the meeting except the election of the company’s nominees and the stockholder vote on the adoption of proposals 2 and 3 and such other matters as may be brought before the meeting by or at the direction of the Board or an authorized Committee of the Board. If any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by SRA. In addition to solicitations by mail, our Directors, officers and employees, without additional remuneration, may solicit proxies by telephone, personal interviews, or other means, and SRA reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, SRA will reimburse them for their out-of-pocket expenses in this regard.

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC on or about November 3, 2010.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Pursuant to the Exchange Act Rule 14a-8(e), proposals of stockholders, and stockholder nominees for Director election, intended to be presented at the 2010 annual meeting of stockholders must be received by SRA at our principal office at 4300 Fair Lakes Court, Fairfax, VA 22033, Attention: Corporate Secretary, not later than May 21, 2011 for inclusion in the proxy statement for that meeting.

Under our Amended and Restated By-laws, proposals of stockholders intended to be presented at the 2011 annual meeting of stockholders (other than matters included in our proxy statement pursuant to Rule 14a-8(e)) must be received by our Corporate Secretary at our principal office in Fairfax, Virginia (i) not later than 60 days nor earlier than 90 days prior to the first anniversary of the 2010 Annual Meeting or (ii) if the date of the 2011 annual meeting is advanced by more than 30 days or delayed by more than 30 days from the first anniversary of the 2010 Annual Meeting, (a) not earlier than the 60th day prior to the 2011 annual meeting and (b) not later than the later of the 60th day prior to the 2010 annual meeting and the 10th day following the day that notice of the date of the 2011 annual meeting was mailed or public disclosure of that date was made, whichever first occurs. A copy of our Amended and Restated By-laws may be obtained from our Corporate Secretary. A stockholder should carefully read our Amended and Restated By-laws to comply with the notice requirements for such stockholder proposals and stockholder nominees for Director.

By Order of the Board of Directors,

Mark D. Schultz, Secretary

September 17, 2010

APPENDIX A

SRA INTERNATIONAL, INC.

2010 INCENTIVE PLAN

1. Purpose

The purpose of this 2010 Incentive Plan (the “Plan”) of SRA International, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Committee (as hereinafter defined).

2. Eligibility

All of the Company’s employees, officers, Directors, consultants and advisors are eligible to be granted Options, Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock-Based Awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant.”

3. Administration and Delegation

Administration by Compensation and Personnel Committee: The Plan will be administered by the Compensation and Personnel Committee of the Board of Directors of the Company (the “Board”) or such other committee or subcommittee as may be designated by the Board (the committee or subcommittee administering the Plan, being the “Committee”). The Committee shall have authority and discretion to grant Awards, interpret the terms of the Plan and Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan and Awards as it shall deem advisable. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Committee shall be made in the Committee’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No Director or person acting pursuant to the authority delegated by the Committee shall be liable for any action or determination relating to or under the Plan made in good faith. All references in the Plan to the “Committee” shall mean the Committee or the executive officers referred to in Section 3(b) to the extent that the Committee’s powers or authority under the Plan have been delegated to such executive officers.

(a) Delegation to Executive Officers. To the extent permitted by applicable law, the Committee may, subject to such terms and conditions as it may specify, delegate to one or more executive officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Committee may determine, provided that the Committee shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards (if applicable), which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the executive officers may grant; provided further, however, that no executive officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4. Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 11, the maximum number of shares of class A common stock, $.004 par value per share, of the Company (the “Common Stock” or “Shares”) that may be issued under the Plan is 11.2 million Shares effective as of September 1, 2010. For purposes of counting Shares available under this Plan (i) each Option and stock appreciation right granted under this Plan after August 31, 2010 shall reduce the number of Shares available for grant by one (1.0) Share for every one Share granted, and (ii) each Award of Restricted Stock, Restricted Stock Units, Performance Awards, and Other Stock-Based Awards (not including stock appreciation rights) granted under this Plan shall reduce the number of Shares available for grant by two (2.0) Shares for every one Share granted after August 31, 2010. If after August 31, 2010 any Award granted under this Plan (including as in effect prior to the date of this amendment and restatement of the Plan) expires or is terminated, surrendered or canceled without having been fully exercised or paid or is forfeited or settled for cash in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), any shares of Common Stock that are not issued or are forfeited shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options, to any limitations under the Code. Shares that again become available for grant pursuant to the preceding sentence shall be added back as (i) one (1) share if the Shares were subject to an Option or stock appreciation right, and (ii) as two (2.0) shares if the Shares were subject to an Award other than an Option or stock appreciation right. Notwithstanding the foregoing, (i) Shares withheld or tendered to pay withholding taxes or the exercise price of an Award shall not be available for the grant of Awards under the Plan and (ii) the full number of Shares subject to an Option or stock appreciation right granted that are settled by the issuance of Shares shall be counted against the Shares authorized for issuance under this Plan, regardless of the number of Shares actually issued upon the settlement of such Option or stock appreciation right. Any Shares repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of Shares available for the future grant of Awards. Shares covered by or issued pursuant to Awards granted pursuant to Section 11(d) shall not reduce the number of Shares available for issuance under this Section 4(a), except in the case of Incentive Stock Options, to the extent required pursuant to regulations under Section 422 of the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Per-Participant Limit. Subject to adjustment under Section 11, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), the maximum number of Shares with respect to which Awards (excluding substitute Awards under Section 11(d), unless otherwise determined by the Committee) may be granted to any Participant under the Plan during any calendar year shall be 1,000,000 Shares. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code as modified from time to time (“Section 162(m)”).

5. Stock Options

(a) General. The Committee may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Committee intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company or any parent or subsidiary corporation and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option does not, for any reason, qualify as an Incentive Stock Option.

(c) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided that in no event shall the exercise price of an Option be less than the Fair Market Value of a Share on the date of grant of the Option. For purpose of the Plan, “Fair Market Value” means the closing price of a share of Common Stock on the New York Stock Exchange as of the relevant date or as otherwise determined by the Committee.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable terms of the Award, provided that in no event shall an Option have a term in excess of ten years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Committee together with payment in full as specified in Section 5(f) for the number of Shares for which the Option is exercised.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(g) in cash or by check, payable to the order of the Company;

(h) except as the Committee may, in its sole discretion, otherwise provide in an option agreement by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(i) when the Common Stock is registered under the Exchange Act, by delivery (including constructive delivery) of shares of Common Stock owned by the Participant valued at Fair Market Value, provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such period, if any, as may be required by the Committee;

(j) to the extent provided in the terms of an Option, by directing the Company to withhold from the Shares to be issued upon exercise of the Option (or portion thereof) being exercised a number of Shares having a Fair Market Value not in excess of the aggregate exercise price of the Option (or portion thereof) being exercised, with payment of the balance of the exercise price being made pursuant to any one or more of the preceding (1) through (3); or

(k) by any combination of the above permitted forms of payment.

6. Restricted Stock

(a) Grants. The Committee may grant Awards pursuant to which shares of Common Stock are issued to the Participant, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the Participant in the event that conditions specified by the Committee in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for such Award (each, a “Restricted Stock Award”).

(b) Terms and Conditions. The Committee shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Committee, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7. Restricted Stock Unit Awards

(a) The Committee may, in its discretion, grant awards that provide for the issuance of Shares (or the cash equivalent thereof, as determined by the Committee) to a Participant at such time(s) as the Committee may specify, and subject to such other terms and conditions as the Committee may specify in the Award (each such Award being a “Restricted Stock Unit Award”).

8. Performance Awards

(a) The Committee may, in its discretion, grant awards that provide for the payment of cash and/or issuance of Shares to a Participant subject to the attainment of one or more specified Performance Goals and such other terms and conditions as may be determined by the Committee (each such Award being a “Performance Award”). For purposes of Section 4(b) hereof, a Performance Award shall be deemed to cover a number of Shares equal to the maximum number of Shares that may be issued upon payment of the Award. The maximum cash amount payable to any Participant pursuant to all Performance Awards granted to the Participant during a calendar year shall not exceed $3 million.

9. Other Stock-Based Awards

The Committee shall have the right to grant other awards based upon the Common Stock (“Other Stock-Based Awards”) having such terms and conditions as the Committee may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, provided that in no event shall any such stock appreciation rights have a term in excess of ten years or a per Share exercise price that is less the Fair Market Value of a Share on the date of grant of the stock appreciation right.

10. Performance-Based Awards

The Committee may, in its discretion, condition the grant, vesting, payment, or settlement of an Award upon the achievement of one or more Performance Goals. For this purpose “Performance Goals” means performance goals established by the Committee which may be based on earnings (including earnings before interest, taxes, depreciation and amortization), earnings per share (including without limitation on a diluted basis), sales, revenues (including without limitation labor-based revenue for services performed by employees as distinct from labor performed by subcontractors), expenses (including without limitation sales and general administrative expenses), cash flow (including without limitation free cash flow), economic value added, total shareholder return, return on assets, equity or invested capital, customer or client orders (value of new contracts awarded), days sales outstanding (as a measure of the time required to collect accounts receivable after earning revenue), employee satisfaction (as measured by employee surveys or otherwise), voluntary attrition (as a measure of employee satisfaction), regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions (including mergers, acquisitions, dispositions, and restructurings), working capital, or any other objective goals established by the Committee, and which may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be particular to a Participant or the department, branch, affiliate, or division in which the Participant works, or may be based on the performance of the Company, one or more affiliates, or the Company and one or more affiliates, and may cover such period as may be specified by the Committee.

11. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share, if any, subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 11(a) applies and Section 11(c) also applies to any event, Section 11(c) shall be applicable to such event, and this Section 11(a) shall not be applicable.

(b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Committee shall upon written notice to the Participants provide that all then unexercised Options (whether vested or unvested) will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Committee may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

(c) Reorganization Events

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(2) Consequences of a Reorganization Event on Awards. In the event of a Reorganization Event, the Committee shall provide for such changes and adjustments, if any, to outstanding Awards as it may deem equitable, including without limitation, (a) adjusting the number or kind of shares subject to Awards and/or their exercise price (in the case of Options and stock appreciation rights); (b) providing for a substitution or assumption of the Award; and/or (c) canceling all or a portion of an outstanding Award (including unvested Awards to the extent determined by the Committee) in exchange for, in the case of each affected Award, a cash payment in an amount equal to the fair value of the Award. The fair value of an Option shall be deemed to be the excess, if any, of the Fair Market Value of the Shares covered by the Option over the aggregate exercise price of the Option (it being understood that, in such event, if an Option has a per share exercise price that is equal to, or in excess of, the Fair Market Value of a Share, the Option will be canceled and terminated without any payment or consideration therefor), and the fair value of a stock appreciation right shall be determined in a corresponding manner and shall be subject to cancellation in the same manner as an Option where its exercise price is equal to, or in excess of, the Fair Market Value of a Share. No fractional shares or securities shall be issued pursuant to any adjustment made pursuant to this Section 11(c), and any fractional shares or securities resulting from any such adjustment shall be eliminated by rounding downward to the nearest whole share or security. All determinations required to be made under this Section 11(c) shall be made by the Committee in its discretion and shall be final and binding.

(d) Substitution of Awards. Notwithstanding anything to the contrary herein, Awards may, at the discretion of the Committee, be granted under the Plan in substitution for options and other awards covering capital stock of another corporation that is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its subsidiaries. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted, provided that in no event may a substitute Award that is an Option or a stock appreciation right have a term in excess of ten years.

12. General Provisions Applicable to Awards

(a) Transferability of Awards. Except as the Committee may otherwise determine or provide in an Award, Awards shall not be assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. In no event may an Award be transferred for value to any person other than the Company. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Committee shall determine including, but not limited to, resolutions of the Committee. Each Award may contain terms and conditions in addition to those set forth in the Plan, provided that they shall not be inconsistent with the Plan. Award terms may be established, supplemented, or modified by the terms of an effective employment or similar agreement between a Participant and the Company (an “Employment Agreement”) and in the event of any conflict between an Employment Agreement and other document(s) establishing the terms of an Award, the terms of the Employment Agreement shall control unless expressly provided otherwise in the Employment Agreement or other document(s).

(c) Committee Discretion. The Committee shall have plenary authority and discretion, subject to the provisions of the Plan, to determine the persons to whom it grants Awards, the terms of all Awards, including without limitation, the exercise price of Options, the time or times at which Awards are granted, the number of Shares covered by Awards, and any Performance Goals applicable to Awards. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly.

(d) Termination of Status. The Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, subject in each case to the terms of any applicable Employment Agreement.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Committee may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including retaining Shares that would otherwise be delivered to the Participant from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. The Committee may at any time amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant. Notwithstanding the foregoing, except in connection with a Reorganization Event involving the Company or changes in capitalization (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or stock appreciation rights, and further no outstanding Options or stock appreciation rights may be cancelled in exchange for cash, other Awards, or Options or stock appreciation rights with an exercise price that is less than the exercise price of the cancelled Options or stock appreciation rights without shareholder approval.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Committee may at any time provide that a stock-based Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Dividends and Dividend Equivalents. The terms of an Award, other than an Option or stock appreciation right, may provide a Participant with the right, subject to such terms and conditions as the Committee may specify, to receive dividend payments or dividend equivalent payments with respect to Shares covered by such Award, which payments (i) may be either made currently or credited to an account established for the Participant, (ii) may be made contingent upon the achievement of one or more Performance Goals, and (iii) may be settled in cash or Shares, as determined by the Committee; provided, however, that in no event shall any dividends or dividend equivalents be paid out with respect to any unvested performance Awards.

13. Miscellaneous

(a) Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, the agreement for an Award may (a) provide for the Award to be subject to any compensation cancellation, forfeiture or recovery policy of the Company relating to accounting restatements, misconduct, and/or other specified events or conditions and/or (b) provide other terms and conditions pursuant to which the compensation and benefits provided under the terms of an Award may be cancelled, forfeited, or recovered by the Company in the event of an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws or other specified circumstances.

(b) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(c) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(d) Effective Date of Amendment and Restatement and Term of Plan. This Plan constitutes an amendment and restatement of the SRA International, Inc. 2002 Stock Incentive Plan. This amendment and restatement of the Plan was approved by the Board on July 27, 2010 (the “Board Adoption Date”), subject to stockholder approval of the Plan at the first annual meeting of the Company’s stockholders following the Board Adoption Date. The Plan shall become effective as of the date the Plan is approved by the Company’s stockholders, except that (i) Section 4(a) of this Plan shall be effective as of the Board Adoption Date and shall apply to all Awards made under the Plan on or after September 1, 2010, and (ii) Sections 8 and 10 of the Plan shall be effective as of the Board Adoption Date and shall apply to Awards granted on or after the Board Adoption Date to the extent provided under the terms of the Award, subject in the case of both clauses (i) and (ii) to stockholder approval of the Plan. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which this amendment and restatement of the Plan was adopted by the Board or (ii) the date this amendment and restatement of the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(e) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders required by Section 162(m) (including the vote required under Section 162(m)).

(f) Authorization of Sub-Plans. The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Committee shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Committee’s discretion under the Plan as the Committee deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable. All supplements adopted by the Committee shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

SRA INTERNATIONAL, INC.

4300 FAIR LAKES COURT FAIRFAX, VA 22033

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the environmental impact and costs incurred by SRA International, Inc. in mailing paper proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SRA International, Inc., c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M27165-P00323 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

For Withhold For All To withhold authority to vote for any individual

SRA INTERNATIONAL, INC.

All All Except nominee(s), mark “For All Except” and write the

The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following proposal(s): Vote on Directors 0 0 0 Proposal 1: Election of Directors Nominees:

01) John W. Barter 06) Michael R. Klein 02) Larry R. Ellis 07) David H. Langstaff 03) Miles R. Gilburne 08) Stanton D. Sloane 04) W. Robert Grafton 09) Ernst Volgenau 05) William T. Keevan 10) Gail R. Wilensky

Vote on Proposals For Against Abstain Proposal 2: Approval of 2010 Incentive Plan

2. To approve the SRA International, Inc. 2010 Incentive Plan 0 0 0

Proposal 3: Ratification of Selection of Auditor

3. Ratification of Selection of Deloitte & Touche LLP as Independent Registered Public Accounting Firm 0 0 0

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

For address changes and/or comments, please check this box and write them on 0 The shares represented by this proxy, when properly executed, will be voted in the the back where indicated. manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR the applicable nominees set forth in Proposal 1

Please indicate if you plan to attend this meeting. 0 0 and FOR items 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person or persons named in this proxy (or their substitutes) Yes No will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.

M27166-P00323

SRA INTERNATIONAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD THURSDAY, OCTOBER 28, 2010

The stockholder(s) hereby appoint(s) Ernst Volgenau and Richard J. Nadeau, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SRA International, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Time, on October 28, 2010, at The Tower Club, 8000 Towers Crescent Drive, Suite 1700, Vienna, VA 22182, and any adjournment or postponement thereof.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof, including, without limitation, to vote for the election of such substitute nominee(s) for director as such proxies may select in the event that any nominee(s) identified herein become(s) unable to serve.

This proxy, when properly executed, will be voted as directed by the stockholder(s). If no such directions are made, this proxy will be voted FOR all proposals on the reverse side. Attendance of the stockholder(s) at the meeting or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the stockholder(s) shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE THE SHARES IN THE SAME

MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE